UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

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ARIAD Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2009 Annual Meeting

and

Proxy Statement

www.ariad.com

HARVEY J. BERGER, M.D.

CHAIRMAN AND

CHIEF EXECUTIVE OFFICER

April 29, 2009

Dear Fellow Investor,

I am pleased to invite you to attend our 2009 Annual Meeting of Stockholders, which will be held on Friday, June 19, 2009, beginning at 10:00 a.m., Eastern Time, at our corporate offices in Cambridge, Massachusetts.

This year, you are being asked to vote on four proposals: to elect two directors nominated by the Board of Directors upon the recommendation of our Nominating and Corporate Governance Committee; to approve an amendment to our Long-Term Incentive Plan to increase the number of shares of common stock available for issuance under the plan and to remove the limitation on the number of full-value awards issuable under the plan; to approve an amendment to our Employee Stock Purchase Plan to increase the number of shares of common stock available for issuance under the plan; and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm.  Your Board of Directors urges you to read the accompanying proxy statement carefully and recommends that you vote “FOR” each of these proposals.

At the meeting, we also will report on ARIAD’s development and business plans for the coming year.  We will provide you with an opportunity to meet members of our management team and Board of Directors and will respond to questions that you may have.

We hope that you will be able to join us at our Annual Meeting.  Whether or not you expect to attend, please be sure to vote your shares using any of the following methods: vote by telephone or the Internet as described in the instructions included on the proxy card; vote by signing, dating, and returning the proxy card in the envelope provided; or vote by attending the meeting in person.

To register for the meeting, please contact our investor relations office at 617-494-0400, extension 2208, or send an e-mail to investor@ariad.com.  Directions to our offices can be found on our website at www.ariad.com.

I look forward to seeing you at this year’s Annual Meeting.

Sincerely yours,

Harvey J. Berger, M.D.

ARIAD PHARMACEUTICALS, INC.
26 LANDSDOWNE STREET • CAMBRIDGE, MASSACHUSETTS 02139-4234 • TELEPHONE 617 494 0400 • FACSIMILE 617 494 1828

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 19, 2009

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of ARIAD Pharmaceuticals, Inc. will be held on Friday, June 19, 2009, at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, for the following purposes:

1.	To elect two Class 3 directors to hold office until the 2012 Annual Meeting and until their successors are duly elected and qualified.

2.
To approve an amendment to our 2006 Long-Term Incentive Plan to increase the number of shares of common stock available for issuance under the plan and to remove the limitation on the number of full-value awards issuable under the plan.

3.	To approve an amendment to our Amended and Restated 1997 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan.

4.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2009.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only those holders of our common stock of record as of the close of business on April 24, 2009 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.  A total of 86,850,616 shares of our common stock were issued and outstanding as of that date.  Each share of common stock entitles its holder to one vote.  Cumulative voting of shares of common stock is not permitted.

For the ten-day period immediately prior to the Annual Meeting, the list of stockholders entitled to vote will be available for inspection at our offices, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

By Order of the Board of Directors,

Raymond T. Keane, Esq.
Secretary
April 29, 2009

Your vote is important.  You may vote your shares in person at the Annual Meeting.  If you do not expect to attend the Annual Meeting or if you do plan to attend but wish to vote by proxy, you may vote by: (1) dating, signing and promptly mailing the enclosed proxy card in the return envelope provided, (2) calling the toll-free number listed on the proxy card, or (3) using the Internet as indicated on the proxy card.

TABLE OF CONTENTS

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TABLE OF CONTENTS
(continued)

Page

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS	48
PROPOSAL 1 Election of Two Class 3 Directors to Hold Office until the 2012 Annual Meeting	48
PROPOSAL 2 Approval of an Amendment to and Restatement of the 2006 Long-Term Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance under the Plan and to Remove the Limitation on the Number of Full-Value Awards Issuable under the Plan	49
PROPOSAL 3 Approval of an Amendment to the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan to Increase the Number of Shares of Common Stock Available for Issuance under the Plan	55
PROPOSAL 4 Ratification of Selection of Independent Registered Public Accounting Firm	58
STOCKHOLDERS’ PROPOSALS AND NOMINATIONS	60
OTHER MATTERS	60
Electronic Delivery of Stockholder Communications	60
Householding of Annual Disclosure Documents	60
Other Business	61
APPENDIX A:  ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan
APPENDIX B:  Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan

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ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139-4234
____________________

PROXY STATEMENT
____________________

INFORMATION ABOUT THE MEETING AND VOTING

Materials Mailed to Stockholders

This proxy statement and the accompanying Notice of Annual Meeting and form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of ARIAD Pharmaceuticals, Inc. to be used at our 2009 Annual Meeting of Stockholders (the “Annual Meeting”)  to be held on Friday, June 19, 2009, at 10:00 a.m., Eastern Time, at our offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, and at any adjournments or postponements thereof for the purposes set forth in the Notice of Annual Meeting.  These proxy materials are being mailed to all stockholders entitled to notice of and to vote at the Annual Meeting on or about May 8, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 19, 2009.  The proxy statement and annual report to security holders are available at www.proxyvote.com.

Although not part of this proxy statement, we are also sending along with this proxy statement our 2008 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2008.  You can also find a copy of our 2008 Annual Report on Form 10-K on the Internet through the electronic data system of the Securities and Exchange Commission (“SEC”) called EDGAR at www.sec.gov or through the investor relations section of our website at www.ariad.com.

Summary of Proposals to be Voted Upon by Stockholders

Proposal 1:         Election of two Class 3 Directors to Hold Office Until the 2012 Annual Meeting

Our Board of Directors is divided into three classes of directors.  Each class is elected to serve for a staggered three-year term.  This year, two current Class 3 directors have been nominated to serve until the 2012 Annual Meeting and until their successors have been duly elected and qualified.  The nominated directors are listed below, and their biographies can be found elsewhere in this proxy statement:

•	Harvey J. Berger, M.D., our Chairman and Chief Executive Officer, who has served on our Board of Directors since April 1991, and

•	Wayne Wilson, who has served on our Board of Directors since October 2008.

For additional information, please see the full text of Proposal 1 located elsewhere in this proxy statement.

The Board of Directors recommends that stockholders vote “FOR” Proposal 1.

Proposal 2:	Approval of an Amendment to the ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan

The ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”) allows us, under the direction of the Compensation Committee of our Board of Directors, to make grants of stock options, restricted stock, restricted stock units, performance-based stock awards and stock appreciation rights to employees, directors and consultants.  Our Board of Directors believes that the effective use of stock-based long-term incentive compensation is vital to ARIAD’s ability to attract and retain talented employees, directors and consultants and to achieve strong performance in the future.

The Compensation Committee is responsible for administering the 2006 Plan and for overseeing and approving all officer and director compensation.  The Compensation Committee has utilized equity-based compensation as a key component of each individual’s total compensation.  The Committee has sought to align the interests of our directors and officers with those of our stockholders while seeking to preserve available cash in the Company through application of the following principles:

•
A substantial portion of total compensation awarded to officers and directors is in the form of equity under our incentive plans and/or deferred compensation under our unfunded deferred compensation plans.  As a result, while we believe that total compensation for our officers and directors is comparable to that of other companies in our peer group, the cash component of such compensation is below that of the mean of our peer group. In addition, our chief executive officer has never received any cash bonus or deferred compensation awards.

•
Using a mix of stock options and restricted stock (or restricted stock units) to manage the number of shares available for grant, the mean annual burn rate for equity (which we define as the number of shares granted divided by total common shares outstanding) is maintained at a level significantly below the mean for other companies in our industry group.  For the period of 2006 to 2008, our mean annual burn rate was 2.63%, compared to 3.70% for Russell 3000 companies in our industry group.

Of the 4,500,000 shares initially authorized under the 2006 Plan and 1,714,627 shares transferred into the 2006 Plan from our 2001 Stock Plan, as of April 24, 2009, 541,060 shares were available for future grants as of April 24, 2009.  Our Board of Directors has determined that, in order to continue to attract and retain talented employees, the number of shares available for issuance under the 2006 Plan should be increased.  In addition, the 2006 Plan currently provides that not more than 1,800,000 of the total number of shares reserved for issuance may be granted as awards of restricted stock, restricted stock units, unrestricted grants of shares or other similar awards (“full-value awards”).  As noted in the Compensation Discussion and Analysis section of this proxy statement, we have used these types of awards as a component of total compensation for our directors and officers, and we may issue such awards to our other employees in the future if doing so will further our compensation objectives and philosophy.  The Board proposes to remove this limit to allow greater flexibility in the types of grants that can be made in the future.

Therefore, the Compensation Committee of our Board of Directors has recommended, and our Board of Directors has approved, subject to and effective upon stockholder approval, an amendment to the 2006 Plan to reserve an additional 7,000,000 shares of common stock for issuance under the 2006 Plan and to remove the limitation on the number of full-value awards issuable under the 2006 Plan.  We estimate that these shares and the shares currently available for grant will be sufficient to meet our needs for three years based on our projection of the number of employees and directors of the Company over that time period.  For additional information, please see the full text of Proposal 2 located elsewhere in this proxy statement.

The Board of Directors recommends that stockholders vote “FOR” Proposal 2.

Proposal 3:	Approval of an Amendment to the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan

The Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (the “ESPP”) provides our eligible employees with the opportunity to purchase shares of our common stock through payroll deductions.  As of April 24, 2009, we had issued and employees had purchased 730,890 shares of the total of 1,000,000 shares authorized under the ESPP.  Our Board of Directors has determined that, in order to continue to allow participation in the ESPP as a means to attract and retain talented employees, the number of shares available for issuance under the ESPP should be increased.  Therefore, the Compensation Committee of our Board of Directors has recommended, and our Board of Directors has approved, subject to stockholder approval, an amendment to the ESPP to reserve an additional 750,000 shares of common stock for issuance under the ESPP, effective July 1, 2009.  For additional information, please see the full text of Proposal 3 located elsewhere in this proxy statement.

The Board of Directors recommends that stockholders vote “FOR” Proposal 3.

Proposal 4:	Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2009.  Our Board of Directors has ratified this selection.  Deloitte & Touche LLP has served as our independent registered public accounting firm since 1991.  For additional information, please see the full text of Proposal 4 located elsewhere in this proxy statement.

The Board of Directors recommends that stockholders vote “FOR” Proposal 4.

How to Vote

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy.  Voting by proxy will not affect your right to attend the annual meeting.  If your shares are registered directly in your name through our stock transfer agent, Computershare Trust Company, N.A., or you have stock certificates, you may vote:

•
By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope.  Your proxy will be voted in accordance with your instructions.  If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above.  If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 4 even if it does not receive instructions from you.  We encourage you to provide voting instructions.  This ensures your shares will be voted at the meeting in the manner you desire.  If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

Proxies

Holders of our common stock who are entitled to vote are urged to sign the enclosed proxy card and return it promptly in the return envelope provided or to vote by telephone or the Internet by following the instructions on the enclosed proxy card.  Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the meeting, will be voted at the meeting.  Proxies will be voted in accordance with each such holder’s directions.  If no directions are given, proxies will be voted “FOR” the election as Class 3 directors of the nominees named herein, “FOR” approval of the amendment to our 2006 Plan, “FOR” approval of the amendment to our ESPP and “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and, as to any other business that may come before the Annual Meeting, in accordance with the judgment of the person or persons named in the proxy.  The Board of Directors knows of no other business to be presented at the Annual Meeting.  The proxy may be revoked at any time prior to the voting thereof by providing written notice of revocation to us at 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234, Attention: Raymond T. Keane, Esq., Secretary.  The proxy may also be revoked by submitting to us prior to the Annual Meeting a more recently dated proxy; if your shares are held in street name, by re-voting by Internet or by telephone as instructed above (only your latest Internet or telephone vote will be counted); or by attending the Annual Meeting and voting in person.

Solicitation of Proxies

The solicitation of proxies in the enclosed form is made on behalf of the Board of Directors.  The entire cost of soliciting these proxies, including the costs of preparing, printing and mailing to stockholders this proxy statement and accompanying materials, will be borne by us.  In addition to use of the mails, proxies may be solicited personally or by telephone or otherwise by our officers, directors and employees, who will receive no additional compensation for such activities.  We have engaged The Altman Group to act as our proxy solicitor in connection with this Annual Meeting and will pay them a fee of $25,000 and reimburse their expenses in connection with such services.  Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such institutions and persons.  Such parties will be reimbursed for their reasonable expenses incurred in connection with these activities.

Stockholders Entitled to Vote

Only stockholders of record at the close of business on April 24, 2009 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.  On that date, there were 86,850,616 shares of common stock outstanding.  Each share of common stock is entitled to one vote.  Accordingly, a total of 86,850,616 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting.

Establishing a Quorum

One-third of the shares of outstanding common stock entitled to vote, whether present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.  Broker non-votes will be considered present at the Annual Meeting for the purpose of determining the presence of a quorum.  Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for purposes of determining a quorum.

Votes Required, Broker Non-Votes and Abstentions

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Proposal 1:  The affirmative vote of a plurality of the shares of common stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Class 3 directors.  Thus, broker non-votes and withholding authority will have no effect on the outcome of the vote for the election of directors.  Brokers do, however, have discretionary authority to vote shares held in their accounts for the ultimate beneficial owner on this proposal, even if they do not receive instructions from the beneficial owner.

•
Proposal 2:  The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to approve the amendment to the ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan.  Brokers do not have discretionary authority to vote shares held in their accounts on this proposal if they do not receive instructions from the beneficial owner.  However, because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal.

•
Proposal 3:  The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to approve the amendment to the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan.  Brokers do not have discretionary authority to vote shares held in their accounts on this proposal if they do not receive instructions from the beneficial owner.  However, because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal.

•
Proposal 4:  The affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.  Because broker non-votes and abstentions are not considered to be votes cast, they will have no effect on the vote for this proposal.  Brokers do, however, have discretionary authority to vote shares held in their accounts on this proposal, even if they do not receive instructions from the beneficial owner.  We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm.  However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2009, the Audit Committee of our Board of Directors will reconsider, but not necessarily rescind, the retention of Deloitte & Touche LLP.

Attending the Annual Meeting

We are pleased to offer two options for our 2009 Annual Meeting:  (1) viewing a live Webcast at www.ariad.com, or (2) attending in person.  The Annual Meeting will be held on Friday, June 19, 2009, beginning at 10:00 a.m., Eastern Time, at our corporate offices in Cambridge, Massachusetts.  When you arrive, signs will direct you to the appropriate meeting room.  If you choose to view the Webcast, go to www.ariad.com shortly before the meeting time, and follow the instructions for downloading the Webcast.  If you miss the Annual Meeting, you can view a replay of the Webcast at www.ariad.com until July 3, 2009.  You need not attend the Annual Meeting in order to vote.

BOARD OF DIRECTORS

The Board of Directors currently consists of six members classified into three classes.  The number of directors is subject to increase or decrease by action of the Board of Directors.  At each annual meeting of stockholders, the term for one class of directors expires, and directors are elected for a full term of three years to succeed the directors of such class.  Set forth below is certain biographical information for the two individuals nominated by the Board of Directors for election as Class 3 directors at this Annual Meeting, as well as for each of the continuing Class 1 and Class 2 directors whose terms expire at the annual meeting in either 2010 or 2011, respectively, or at such time as such director’s successor is duly elected and qualified.

Nominees as Class 3 Directors (Term to Expire in 2012)

Harvey J. Berger, M.D., 58, who has served on our Board of Directors since April 1991, is our principal founder and has served as our Chairman of the Board and Chief Executive Officer since April 1991, and served as our President from April 1991 to September 2003 and from December 2004 to present.  From 1986 to 1991, Dr. Berger held a series of senior management positions at Centocor, Inc., a biotechnology company, including Executive Vice President and President, Research and Development Division.  He also has held senior academic and administrative appointments at Emory University, Yale University and the University of Pennsylvania and was an Established Investigator of the American Heart Association, Inc.  Dr. Berger is a member of the Dean’s Council of Yale University School of Medicine.  Dr. Berger received his A.B. degree in Biology from Colgate University and his M.D. degree from Yale University School of Medicine and did further medical and research training at the Massachusetts General Hospital and Yale-New Haven Hospital.

Wayne Wilson, 60, one of our directors since October 2008, has been an independent business advisor since September 2002.  From January 1998 to September 2002, Mr. Wilson served as President and Chief Operating Officer and, from August 1995 to January 1998, he served as Senior Vice President, Chief Operating Officer and Chief Financial Officer of PC Connection, Inc., a direct marketer of information technology products and services.  From June 1986 to August 1995, Mr. Wilson was a partner in the assurance and advisory services practice of Deloitte & Touche LLP.  Mr. Wilson is a director of Edgewater Technology, Inc., a technology management consulting company, and Hologic, Inc., a medical diagnostics and device company.  Mr. Wilson received an A.B. degree from Duke University and an M.B.A. from the University of North Carolina at Chapel Hill.  He is a certified public accountant.

Continuing Class 1 Directors (Term to Expire in 2010)

Athanase Lavidas, Ph.D., 61, one of our Directors since September 2003 and our lead director since November 2008, is the Chairman and Chief Executive Officer of Lavipharm Group, a pharmaceutical, cosmetics and consumer-health products company in Greece, a position he has held since 1976.  Dr. Lavidas is also Chairman of the Greece - U.S. Business Council and Secretary General of the Federation of Greek Industries, responsible for International Affairs.  He received his B.S. and M.S. degrees from the University of Munich, his M.B.A. from the Institut Superior de Marketing et de Management in Paris, and his Ph.D. from the University of Athens.

Massimo Radaelli, Ph.D., 51, one of our directors since October 2008, is the President and Chief Executive Officer of Dompé International SA, the international pharmaceutical company of the Dompé Group, where he is responsible for the company’s global sales and export activities.  He joined Dompé in 1996 as director of corporate business development and was responsible for the initiation of Dompé’s global strategy in its Swiss subsidiary and for its strategic planning, licensing, alliances and new-product opportunities in Europe.  Previously, Dr. Radaelli held various sales and marketing positions at the Dupont-Merck Pharmaceutical Company from 1990 to 1996, the Menarini Group from 1989 to 1990 and Hoffman-La Roche Ltd. from 1982 to 1989.  Dr. Radaelli received a University Degree in pharmaceutical sciences and a Ph.D. in clinical pharmacology from the University of Milan and an Executive Master of Business from Bocconi University of Milan.

Continuing Class 2 Directors (Term to Expire in 2011)

Jay R. LaMarche, 62, one of our Directors since January 1992, is a retired financial executive.  Previously, he served as our Chief Financial Officer and Treasurer from January 1992 to November 2000 and as our Executive Vice President from March 1997 to November 2000.  Mr. LaMarche was our Senior Vice President, Finance from January 1992 to February 1997.  Prior to joining us, he was Chief Financial Officer and a Director of ChemDesign Corporation, a fine chemicals manufacturer.  Previously, Mr. LaMarche was a partner with Deloitte Haskins & Sells, a public accounting firm.  Mr. LaMarche received his B.B.A. degree in Public Accountancy from the University of Notre Dame and served as an officer in the United States Navy.

A. Collier Smyth, M.D., 63, one of our Directors since April 2009, is a retired pharmaceutical executive.  Most recently, Dr. Smyth served as Senior Vice President of Medical Strategy – Oncology at Bristol-Myers Squibb Company (BMS), a pharmaceutical company, from 2006 until March 2009.  Previously, while at BMS, Dr. Smyth was Senior Vice President, Medical Strategy – Oncology/Immunoscience from 2004 to 2006, Senior Vice President, Oncology Medical Affairs from 2000 to 2004, and Vice President, Oncology/Immunology Medical Affairs from 1996 to 2000.  Prior to joining BMS, Dr. Smyth served as Vice President, Medical Affairs with American Oncology Resources, Inc., now U.S. Oncology, a cancer health care network, and was the founder and president of New Hampshire Oncology/Hematology, a medical oncology practice.  Dr. Smyth received a B.S. degree from Lehigh University and an M.D. degree from Johns Hopkins School of Medicine.  He completed his residency in medicine at Beth Israel Hospital, Harvard Medical School and his oncology fellowship at the National Cancer Institute.

Corporate Governance

The Board of Directors has established a Nominating and Corporate Governance Committee, along with general guidelines for corporate governance.  These guidelines address selection, composition and independence of the Board of Directors, director compensation and evaluation of the performance of the Board and its committees, the structure and operations of the committees of the Board, the establishment and implementation of corporate governance guidelines, principles and practices, leadership development and succession planning.

Under our corporate governance guidelines, as long as the Chief Executive Officer is also Chairman of the Board, the Board shall appoint one of the independent directors to serve in the role of lead director.  His or her role is to support the ability of the independent directors to perform their responsibilities as independent directors.  As such, he or she is responsible for oversight of those processes of the Board which independent directors are required to perform.  In addition, he or she presides at meetings of the non-management directors.  The lead director also meets and consults regularly with the Chairman and Chief Executive Officer.  Dr. Lavidas has been appointed to fill this role by the Board of Directors.

The Nominating and Corporate Governance Committee is responsible for the establishment, implementation and oversight of the Corporate Code of Conduct and Ethics, the Board’s Conflict of Interest Policy and specific corporate governance guidelines, policies and practices.  The charter of the Nominating and Corporate Governance Committee, as well as our Code of Conduct, Conflict of Interest Policy for the Board of Directors and our Corporate Governance Guidelines are publicly available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance.”

Additional Information Concerning our Board of Directors and its Committees

Meeting Attendance

Our Board of Directors held seven meetings in 2008.  Our Board of Directors has four standing committees, (1) the Executive Committee, (2) the Compensation Committee, (3) the Audit Committee and (4) the Nominating and Corporate Governance Committee.  These committees held a total of twelve meetings during fiscal year 2008.  No director during the time in which such director served as our director attended fewer than 75% of the aggregate number of meetings held during the fiscal year by our Board of Directors and the committees of the Board on which he or she served.  For purposes of this measurement, meetings do not include actions taken by written consent.

Changes in our Board of Directors

In August 2008, Peter J. Nelson resigned from our Board of Directors due to other work commitments in California.  Mr. Nelson served on our Audit Committee, as its chairperson.

In October 2008, Massimo Radaelli and Wayne Wilson were appointed to our Board of Directors.  Their biographies can be found elsewhere in this proxy statement.

In December 2008, Michael D. Kishbauch, Sandford D. Smith, Burton E. Sobel and Elizabeth H. S. Wyatt resigned from our Board of Directors, citing differences with the Chairman and Chief Executive Officer and the other members of the Board of Directors.  Mr. Kishbauch had served on the Audit Committee and the Compensation Committee.  Mr. Smith had served on the Compensation Committee and the Nominating and Corporate Governance Committee.  Dr. Sobel had served on the Compensation Committee, as its chairperson.  Ms. Wyatt had served on the Executive Committee and the Audit Committee.  All committees of the Board of Directors were reconstituted at that time and meet the requirements of The NASDAQ Stock Market LLC (“NASDAQ”) and the SEC.

At a meeting of the Board of Directors held on December 10, 2008, the Board approved a decrease in the size of the Board to five members.

At a meeting of the Board of Directors held on March 10, 2009, the Board determined to move one of the directors from Class 1 into Class 3 to achieve a more equal balance of membership among the classes of directors.  Accordingly, at the March 10, 2009 meeting, Wayne Wilson agreed to resign as a Class 1 director, and he was immediately reappointed to the Board as a Class 3 director.  Mr. Wilson continues to serve on the Company’s Audit, Nominating and Corporate Governance and Executive Committees and as the chair of the Audit Committee.  The resignation and reappointment of Mr. Wilson was effected solely to satisfy certain legal requirements under the Delaware General Corporation Law and the Company’s charter and bylaws in order to rebalance the Board classes, and for all other purposes, including vesting and other compensation matters, Mr. Wilson’s service on the Board is deemed to have continued uninterrupted.

At a meeting of the Board of Directors held on April 3, 2009, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved an increase in the size of the Board to six members and elected A. Collier Smyth, M.D. as a Class 2 director to fill that vacancy.  His biography can be found elsewhere in this proxy statement.

Director Independence

Our Board of Directors has determined that each of our directors except Harvey J. Berger, M.D. is an “independent director” as such term is defined by NASDAQ.

The Board of Directors has also determined that each member of the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to each such committee prescribed by NASDAQ and the SEC.  The Board of Directors has further determined that Mr. Wilson and Mr. LaMarche are “audit committee financial experts” as defined in the rules of the SEC.

The Nominating and Corporate Governance Committee has reviewed each director’s status by applying the legal standards for director independence and the criteria applied to determine “audit committee financial expert” status and by evaluating self-evaluation questionnaires and other information obtained independently and/or supplied by each director.  On the basis of this review, the Nominating and Corporate Governance Committee delivered a report to our Board of Directors upon which our Board of Directors made its determinations of each director’s status.

The Executive Committee

The current members of our Executive Committee are Dr. Berger, who is the chairperson, Dr. Lavidas and Mr. Wilson.  Mr. LaMarche also served on the Executive Committee until December 2008.  For the other directors who served on the Executive Committee during 2008, please see “Changes in our Board of Directors” located above.  The Executive Committee has and may exercise certain powers and authority of the Board of Directors in connection with the management and affairs of ARIAD.  The Executive Committee held no meetings in 2008.

The Compensation Committee

The current members of our Compensation Committee are Dr. Radaelli, who is the chairperson, Dr. Lavidas and Dr. Smyth.  Drs. Radaelli and Lavidas have served on the Compensation Committee since December 2008.  Dr. Smyth was appointed to serve on the Compensation Committee upon his election to the Board of Directors on April 3, 2009.  For the other directors who served on the Compensation Committee during 2008, please see “Changes in our Board of Directors” located above.  The Compensation Committee held two meetings in 2008.

The Board has adopted a written charter for the Compensation Committee, which is available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance”.  The Compensation Committee and the Board periodically review and revise this charter as appropriate.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to establish compensation levels for our Chief Executive Officer and review his performance, review and approve compensation levels recommended by Dr. Berger for our other executive officers and review their performance, approve and administer our equity and executive compensation plans and grants thereunder and discharge the duties imposed on the Compensation Committee by the terms of those plans, consider management succession and related matters, and review the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

As Chief Executive Officer, Dr. Berger recommends compensation decisions involving our other officers and discusses these recommendations and related matters, including reviewing these officers’ performance, with the Compensation Committee.  During Compensation Committee meetings at which compensation actions involving the Chief Executive Officer’s direct reports are discussed, Dr. Berger has taken an active part in those discussions.  The Compensation Committee determines Dr. Berger’s compensation in executive session without Dr. Berger present.

The agenda for meetings of the Compensation Committee is determined by its Chair with the assistance of Dr. Berger.  Compensation Committee meetings are regularly attended by Dr. Berger.  At each meeting, the Compensation Committee has the opportunity to meet in executive session and does so when the Committee deems it necessary or appropriate. The Compensation Committee’s Chair reports the Committee’s recommendations on executive compensation to the Board.  How the Compensation Committee reviews and sets executive compensation is described in more detail in the CD&A located elsewhere in this proxy statement.

The Company, with the Compensation Committee’s approval, retains an outside compensation consultant to provide competitive information to management and the Compensation Committee regarding officer and director compensation, including evaluation of peer compensation practices and general industry best practices, and its view regarding management compensation proposals.  Decisions regarding executive compensation made in 2008 were informed by the analysis and input of W. T. Haigh and Company, who served as outside compensation consultant from 2005 to 2008.  AON/Radford has served as outside compensation consultant since September 2008.  The outside consultant provides no services to the Company other than relating to compensation advisory services.

Please also see the Compensation Committee Report, located elsewhere in this proxy statement.

The Audit Committee

The current members of our Audit Committee are Mr. Wilson, who is the chairperson, Mr. LaMarche and Dr. Radaelli.  Mr. Wilson has served on the Audit Committee and as its chairperson since October 2008.  Mr. LaMarche and Dr. Radaelli have served on the Audit Committee since December 2008.  For the other directors who served on the Audit Committee during 2008, please see “Changes in our Board of Directors” located above.  The Audit Committee held six meetings in 2008.

The Audit Committee serves as the representative of the Board of Directors in overseeing and monitoring the processes management has in place to maintain the reliability and integrity of our accounting policies and financial reporting processes, to ensure the adequacy of internal accounting, financial reporting and disclosure controls, and to comply with legal and regulatory requirements that may impact our financial reporting and disclosure obligations.  The Audit Committee is also responsible for reviewing the qualifications, independence and performance of, and selecting or replacing, if necessary, our independent registered public accounting firm and approving all audit and non-audit services and fees related thereto.

In addition, the Audit Committee is responsible for reviewing, in consultation with our management and independent registered public accounting firm, the scope and results of (1) reviews of our quarterly financial statements, (2) audits of our annual financial statements, and (3) audits of our system of internal control over financial reporting.  The Audit Committee also performs other duties and responsibilities, including reviewing, evaluating and approving related-person or similar transactions or relationships and/or recommending approval of such transactions to the disinterested and independent members of the full Board.

The Audit Committee maintains a written charter that outlines its responsibilities, which it reviews and reassesses annually and recommends any changes to the Board of Directors for approval.  A copy of the Audit Committee’s charter is publicly available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance.”

Please also see the Report of the Audit Committee, located elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Dr. Lavidas, who is the chairperson, and Messrs. LaMarche and Wilson.  Dr. Lavidas and Mr. LaMarche served on the Nominating and Corporate Governance Committee throughout 2008, while Mr. Wilson has served on the Committee since December 2008.  For the other directors who served on the Nominating and Corporate Governance Committee during 2008, please see “Changes in our Board of Directors” located above.  The Nominating and Corporate Governance Committee held four meetings in 2008.

The functions of the Nominating and Corporate Governance Committee include making recommendations to the Board of Directors as to particular nominees for election or appointment to the Board of Directors; making recommendations to the Board of Directors as to the membership, structure and operations of the committees of the Board; reviewing and assessing the adequacy of our corporate governance guidelines, principles and practices and recommending changes to the Board of Directors for approval; monitoring compliance with our Corporate Code of Conduct and Ethics and our Board Conflict of Interest Policy; and reviewing and maintaining oversight of matters relating to the independence (including potential conflicts of interest), education, operation and effectiveness of the Board and committee members, both individually and collectively.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders, as well as from other sources such as other directors or officers or other appropriate sources.  For all potential candidates, the Nominating and Corporate Governance Committee may consider any factors it deems relevant, including, among other factors, a candidate’s personal integrity and judgment, business and professional skills and experience, independence, knowledge of our industry and applicable laws, regulations and guidelines governing U.S. public companies, possible conflicts of interest, diversity, the extent to which the candidate would fill a priority need on the Board, the willingness of the candidate to commit sufficient time and attention to his or her duties or responsibilities as a director of a public company, and concern for the long-term interests of our stockholders.  The factors generally considered by the Nominating and Corporate Governance Committee are set out in the charter of the Nominating and Corporate Governance Committee, which is publicly available on the Investor Relations section of our website at www.ariad.com under the heading “Corporate Governance.”
In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to recommend a candidate for director for election at our 2010 Annual Meeting of Stockholders, such a recommendation should be submitted in writing to the Nominating and Corporate Governance Committee, c/o Raymond T. Keane, Esq., Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234.  Any such written recommendation should include a minimum of the following: (a) all information relating to such person that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (b) the name(s) and address(es) of the stockholder(s) making the recommendation; and (c) appropriate biographical information and a statement as to the qualifications for service on our Board of Directors of the recommended person.  Any such recommendation should be submitted in the time frame for stockholder proposals which are to be included in proxy materials for the Annual Meeting to be held in 2010 under the caption “Stockholders’ Proposals and Nominations for Director for 2010 Annual Meeting” set forth elsewhere in this proxy statement.

Independent and Disinterested Directors with Respect to ARIAD Gene Therapeutics, Inc.

In September 2008, ARIAD and ARIAD Gene Therapeutics, Inc., or AGTI, entered into an agreement pursuant to which AGTI was merged with and into ARIAD, with ARIAD as the surviving company.  Prior to the merger, AGTI was an eighty-percent owned subsidiary of ARIAD.  In connection with the merger, the shares of AGTI common stock owned by the minority stockholders were acquired by ARIAD for a combination of ARIAD common stock and cash with a total value of approximately $5.9 million.  The minority stockholders of AGTI included, among others, Dr. Berger and Mr. LaMarche.

The merger of and the acquisition of the minority interest in AGTI was the result of a process whereby the independent and disinterested directors (all of ARIAD’s Board members through September 2008 other than Dr. Berger and Mr. LaMarche) evaluated, in a series of meetings, a variety of alternatives and concluded that the structure of the transaction and the value assigned to the twenty-percent minority interest in AGTI was fair and in the best interest of ARIAD’s stockholders.  Their evaluation included input from independent legal counsel and financial consultants.  Dr. Berger and Mr. LaMarche also engaged independent legal counsel and financial consultants in their individual capacities as stockholders of AGTI to assist them in evaluating the proposal made by the independent and disinterested members of the Board.  The Board of Directors approved the merger of and the acquisition of the twenty-percent minority interest in AGTI on September 11, 2008 with Dr. Berger and Mr. LaMarche abstaining from the vote due to their financial interest in the transaction.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2008, Dr. Radaelli and Dr. Lavidas, as well as former directors, Burton E. Sobel, M.D., Sandford D. Smith and Michael D. Kishbauch, served as members of our Compensation Committee.  In 2008, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.  There is no family relationship between or among the members of our Board of Directors or executive officers.

Director Compensation

Our compensation policy for non-management members of our Board of Directors during 2008 was as follows:

•
A one-time stock option award to purchase 25,000 shares of common stock when first elected to the Board.  These options vest one-third on each anniversary of the award date while the director remains in service with us.  The exercise price is the closing price of our common stock as quoted on The NASDAQ Global Market on the date of grant.  This award has a term of ten years subject to earlier termination.

•
A stock option award to purchase 20,000 shares of common stock upon re-election to the Board.  These options vest one-third on each anniversary of the award date while the director remains in service with us.  The exercise price is the closing price of our common stock on the date of grant.  This award has a term of ten years subject to earlier termination.

•
An annual award of 10,000 shares of restricted stock or 10,000 restricted stock units, as elected by each director in his or her discretion.  Directors may select future payment dates for the shares issued upon the settlement of restricted stock units, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  All restricted stock and restricted stock units are fully vested on the date of grant and are subject to the terms and conditions of the 2006 Plan.

•	A stock option award to purchase 20,000 shares and 25,000 shares of common stock upon reaching ten and fifteen years, respectively, of service to the Company.

No other compensation, in the form of cash or otherwise, was paid to non-management directors other than reimbursement of their reasonable expenses incurred in attending Board and committee meetings.  Management directors do not receive any compensation for their service as directors.

Set forth below is information concerning the compensation paid to or earned by our non-management directors during 2008.

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Option Awards (3)	Total
Athanase Lavidas, Ph.D.	---	$ 38,900	$ 12,322	$ 51,222
Peter J. Nelson (1)	---	$ 38,900	$ 35,343	$ 74,243
Jay R. LaMarche	---	$ 38,900	$ 6,622	$ 45,522
Sandford D. Smith (1)	---	$ 38,900	---	$ 38,900
Elizabeth H. S. Wyatt (1)	---	$ 38,900	---	$ 38,900
Michael D. Kishbauch (1)	---	$ 38,900	$ 32,187	$ 71,087
Burton E. Sobel, M.D. (1)	---	$ 38,900	$ 13,123	$ 52,023
Massimo Radaelli, Ph.D.	---	---	$ 1,853	$ 1,853
Wayne Wilson	---	---	$ 1,853	$ 1,853
_______________
(1)
Mr. Nelson resigned from our Board of Directors effective August 30, 2008.  Messrs. Smith and Kishbauch, Dr. Sobel and Ms. Wyatt resigned from our Board of Directors effective December 1, 2008.  Dr. Radaelli and Mr. Wilson were appointed to our Board of Directors in October 2008.

(2)
On January 18, 2008, each non-management director was awarded either 10,000 shares of restricted stock or 10,000 restricted stock units with a grant date fair value per share of $3.89.  These awards were issued under the terms of existing stockholder-approved equity compensation plans.  The restricted stock units will convert into 10,000 shares of common stock at future dates selected by each director.  The amount included in the table represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123R, Share Based Payment, or SFAS No. 123R.  At December 31, 2008, none of our then current directors held restricted stock units.

(3)
On June 12, 2008, Messrs. LaMarche and Smith and Ms. Wyatt were each awarded 20,000 stock options, with a grant date fair value per share of $2.39, upon their re-election as members of the Board by the stockholders at our 2008 Annual Meeting.  On October 10, 2008, Dr. Radaelli and Mr. Wilson were each awarded 25,000 stock options upon their appointment to the Board, with a grant date fair value of $1.35 per share.  In general, the amount included in the table represents the amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS No. 123R and thus includes amounts from awards granted in and prior to 2008. Assumptions used in the calculation of these amounts are set forth in the note to our audited consolidated financial statements titled “Stock-Based Compensation” included in our Annual Report on Form 10-K for the respective fiscal years.  These amounts reflect the Company’s accounting expense and do not correspond to the actual value that may be realized by the directors.  As of December 31, 2008, each then current director had the following aggregate number of stock options outstanding: Dr. Lavidas – 45,000; Mr. LaMarche – 105,000; Dr. Radaelli – 25,000; and Mr. Wilson – 25,000.

On April 3, 2009, upon recommendation by the Compensation Committee, the Board of Directors revised the compensation policy for non-management directors to (i) issue shares of stock in addition to stock options upon initial election to the Board, (ii) eliminate the grant of stock options upon re-election to the Board, (iii) increase the annual award of restricted stock or restricted stock units from 10,000 shares to 20,000 shares, and (iv) provide for an annual cash retainer of $25,000.  The revised compensation policy, as set forth below, is effective for compensation earned on or after January 1, 2009 and until further modified by the Board.

•
A one-time stock option award to purchase 25,000 shares of common stock when first elected to the Board.  These options vest one-third on each anniversary of the award date while the director remains in service with us.  The exercise price is the closing price of our common stock as quoted on The NASDAQ Global Market on the date of grant.  This award has a term of ten years subject to earlier termination.

•
A one-time stock award of 20,000 shares of common stock when first elected to the Board, pro-rated for the number of calendar quarters remaining in the year.  These shares are not subject to repurchase by the Company.

•
 An annual award of 20,000 shares of restricted stock or 20,000 restricted stock units, as elected by each director in his or her discretion, in January of each year for service that year.  Directors may select future payment dates for the shares issued upon the settlement of restricted stock units, subject to compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).  These restricted-stock shares are not subject to the repurchase by the Company and these restricted- stock units are fully vested on the date of grant, and in each case are subject to the terms and conditions of the 2006 Plan.

•	An annual cash retainer of $25,000, paid quarterly in arrears for ongoing service to the Board and pro-rated for any partial year of service.

•	A stock option award to purchase 20,000 shares and 25,000 shares of common stock upon reaching ten and fifteen years, respectively, of service to the Company.

These changes were made after evaluating compensation data from our compensation consultant and are intended to make our director compensation structure more consistent with current industry practice.

In accordance with this revised director compensation policy, on April 3, 2009, for annual service during 2009 each of Mr. LaMarche, Dr. Lavidas, Dr. Radaelli and Mr. Wilson was awarded 20,000 shares of restricted stock that were fully vested upon grant, and upon his initial election to the Board Dr. Smyth was awarded 15,000 shares of restricted stock that were fully vested upon grant and an option to purchase 25,000 shares of common stock at an exercise price of $1.35 per share, vesting ratably over three years.

Stockholder Communications with the Board of Directors

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 617-494-0400, extension 2208.  However, any stockholders who wish to submit written communications to the Board of Directors or any individual director should send their communications to our Secretary, Attention: Corporate Governance, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, MA 02139-4234.  Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.   Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

●•	junk mail and mass mailings
●•	resumes and other forms of job inquiries
●•	surveys
●•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Our Policy With Respect to Director Attendance at Our Annual Meetings

We expect all incumbent directors, as well as all nominees for election as director, to attend our annual meetings of stockholders.  All of our incumbent directors who were directors as of our 2008 Annual Meeting of Stockholders attended the meeting.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

All related-person transactions are reviewed and approved in advance by our Audit Committee or other independent body of our Board of Directors.  In general, a related-person transaction is defined as any transaction (other than setting compensation) in which we or any subsidiary or affiliate is a participant and in which any of the following persons has or will have a direct or indirect material interest: our executive officers, members of our Board of Directors, beneficial holders of more than 5% of our securities, immediate family members of any of the foregoing persons, and any other persons whom the Board determines may be considered to be related persons as defined by the rules and regulations of the SEC.

Our Audit Committee or its chairperson or other independent body of our Board, as the case may be, will approve only those related-person transactions that are determined to be in, or not inconsistent with, the best interests of ARIAD and our stockholders, taking into account all available facts and circumstances as it determines in good faith to be necessary.  These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to us and our stockholders; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally.  No member of our Audit Committee or our Board of Directors will participate in any review, consideration or approval of any related-person transaction with respect to which the member or any of his or her immediate family members or other business affiliates is the related person.

In reviewing and approving such transactions, our Audit Committee or other independent body of our Board will obtain, or will direct management to obtain on its behalf, all information that it believes to be relevant and important to its review of the transaction prior to approval.  Following receipt and review of the necessary information, a discussion will be held of the relevant factors deemed to be necessary prior to approval. If a discussion is not deemed to be necessary, approval may be given by unanimous written consent of our Audit Committee or other independent body of our Board.  This approval authority may also be delegated to the chairperson of our Audit Committee in some circumstances.  No related-person transaction shall be entered into prior to completing these procedures.

Our policies as described above are included in the Audit Committee Charter as approved by our Audit Committee and our Board of Directors.  As required under SEC rules, transactions that involve an amount in excess of $120,000 in which ARIAD is a participant and a related person is determined to have a direct or indirect material interest are disclosed in our proxy statement.

In September 2008, ARIAD entered into a merger agreement with its eighty-percent owned subsidiary, AGTI.  See “Board of Directors - Additional Information Concerning Our Board of Directors and its Committees - Independent and Disinterested Directors.”  The merger was approved by the ARIAD Board of Directors, with Dr. Berger and Mr. LaMarche abstaining from the vote due to their financial interest in the transaction.  In accordance with the terms of the merger agreement, each outstanding share of AGTI common stock owned by AGTI’s minority stockholders was converted into the right to receive two shares of ARIAD common stock.  As a result of this transaction, in exchange for shares of AGTI common stock owned by them prior to the merger, Dr. Berger received 357,142 shares of ARIAD common stock, Mr. LaMarche received 166,570 shares of ARIAD common stock, Mr. David L. Berstein, our Senior Vice President and Chief Intellectual Property Officer, received 28,570 shares of ARIAD common stock and Dr. John D. Iuliucci, our Senior Vice President, Development received 71,428 shares of ARIAD common stock.  These shares of ARIAD common stock were valued at $2.56 per share on the date of the merger.

In addition, during 2008 we reimbursed $259,000 in expenses incurred by Dr. Berger and Mr. LaMarche pursuant to an agreement we entered into with them in June 2007 in their individual capacities as stockholders of AGTI.  The agreement contained provisions regarding (i) confidentiality of material non-public information provided to them and their advisors in the course of evaluation of any potential transaction to acquire the twenty-percent interest in AGTI that ARIAD did not then own, (ii) reimbursement by us of certain reasonable expenses incurred by them to retain financial advisors and legal counsel to advise them in connection with any potential transaction, (iii) indemnification of them by us for claims arising out of or relating to any potential transaction and (iv) the maintenance by us of liability insurance for their benefit.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 24, 2009, certain information with respect to (i) each person (including any “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), known to us to own beneficially more than 5% of our common stock, (ii) each of our directors and director nominees, (iii) each executive officer named in the Summary Compensation Table under “Executive Compensation” (referred to below as our named executive officers), and (iv) all of our current directors and executive officers as a group.  In accordance with the rules promulgated by the SEC, such ownership includes shares currently owned, as well as shares that the named person has the right to acquire within 60 days of April 24, 2009, including, but not limited to, shares that the named person has the right to acquire through the exercise of any option.  Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the common stock shown as beneficially owned.  Percentage ownership is based on 86,850,616 shares of common stock outstanding as of April 24, 2009.

Name and Address**	Number and Nature of Shares Beneficially Owned***		Percent of Class

BVF Partners, LP 900 North Michigan Avenue Suite 1100 Chicago, IL 60611	7,799,836	(1)	9.0%

Barclays Global Investors NA 400 Howard Street San Francisco, CA 94105	4,586,953	(2)	5.3%

Harvey J. Berger, M.D.	2,340,059	(3)	2.7%

Timothy P. Clackson, Ph.D.	453,042	(4)	*

Pierre F. Dodion, M.D.	35,170	(5)	*

Edward M. Fitzgerald	286,431	(6)	*

John D. Iuliucci, Ph.D.	548,242	(7)	*

Jay R. LaMarche	679,266	(8)	*

Athanase Lavidas, Ph.D.	101,667	(9)	*

Massimo Radaelli, Ph.D.	20,000		*

A. Collier Smyth, M.D.	15,000		*

Wayne Wilson	20,000		*

Laurie A. Allen, Esq.	3,176	(10)	*
All current directors and executive officers as a group (14 persons)	5,026,917	(11)	5.5%

_____________
*	Indicates less than one percent of the outstanding shares of common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.
***
Attached to each share of common stock is a preferred share purchase right to acquire a number of shares of common stock having a market value at that time of twice the right’s exercise price, which rights are not presently exercisable.

(1)
This information is based solely on information contained in a Schedule 13G that was filed with the SEC on January 27, 2009 by Biotechnology Value Fund, L.P., Biotechnology Value Fund II, L.P., BVF Investments, L.L.C., Investment 10, L.L.C., BVF Partners, L.P. and BVF Inc. as to 6,734, 748 shares owned as of December 31, 2008, and on the purchase of our common stock by BVF Partners, LP and affiliated entities on February 25, 2009 pursuant to a registered direct offering of our common stock.  According to the Schedule 13G,  Biotechnology Value Fund, L.P  shares voting and dispositive power with respect to 1,540,748 shares of common stock, Biotechnology Value Fund II, L.P  shares voting and dispositive power with respect to 1,059,000 shares, BVF Investments, L.L.C. shares voting and dispositive power with respect to 3,676,000 shares, Investment 10, L.L.C. shares voting and dispositive power with respect to 459,000 shares, BVF Partner L.P. shares voting and dispositive power with respect to 6,734,748 shares and BVF Inc. shares voting and dispositive power with respect to 6,734,748 shares.

(2)
This information is based solely on information contained in a Schedule 13G filed with the SEC on February 6, 2009 by Barclays Global Investors NA and Barclays Global Fund Advisors, according to which Barclays Global Investors NA has sole voting power with respect to 1,716,818 shares and sole dispositive power with respect to 2,153,247 shares and Barclays Global Fund Advisors has sole voting and dispositive power with respect to 2,433,706 shares.

(3)
Includes 503,028 shares issuable upon exercise of stock options.  Includes 90,015 shares of common stock held by the 2004 Edith Berger Revocable Trust, of which Harvey J. Berger, M.D. is trustee and has the right to vote and dispose of the shares, and 18,816 shares owned by Dr. Berger’s spouse and daughters.  Dr. Berger disclaims beneficial ownership of the shares held by the 2004 Edith Berger Revocable Trust.

(4)	Includes 368,625 shares issuable upon exercise of stock options.
(5)	Includes 25,000 shares issuable upon exercise of stock options.
(6)	Includes 278,000 shares issuable upon exercise of stock options.
(7)	Includes 415,500 shares issuable upon exercise of stock options.
(8)	Includes 91,667 shares issuable upon exercise of stock options and 6,696 shares held by Mr. LaMarche’s spouse.
(9)	Includes 31,667 shares issuable upon exercise of stock options.
(10)
This amount is based solely on information we had regarding Ms. Allen’s holdings as of October 15, 2008, the date of her departure from the Company.  Pursuant to the terms of our stock compensation plans, stock options held by Ms. Allen on October 15, 2008 which were not exercised by January 15, 2009 expired on that date.

(11)	See notes 2 through 9 above. Also includes 375,500 shares issuable upon the exercise of stock options held by executive officers not listed in the table above.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers:

Name	Age	Position
Harvey J. Berger, M.D.	58	Chairman of the Board of Directors, Chief Executive Officer and President
David L. Berstein, Esq.	56	Senior Vice President, Chief Intellectual Property Officer
Daniel M. Bollag, Ph.D.	48	Senior Vice President, Regulatory Affairs and Quality
Timothy P. Clackson, Ph.D.	43	Senior Vice President, Chief Scientific Officer
Pierre F. Dodion, M.D.	54	Senior Vice President, Chief Medical Officer
Edward M. Fitzgerald	54	Senior Vice President, Chief Financial Officer and Treasurer
Raymond T. Keane, Esq.	50	Senior Vice President, General Counsel, Secretary, and Chief Compliance Officer
John D. Iuliucci, Ph.D.	66	Senior Vice President, Development
Matthew E. Ros	42	Senior Vice President, Commercial Operations

For biographical information on Dr. Berger, see “Board of Directors” above in this proxy statement.

David L. Berstein, Esq. has served as our Senior Vice President and Chief Intellectual Property Officer since May 2008.  Mr. Berstein also served as our Senior Vice President and Chief Patent Counsel from June 2003 until June 2007 and our Vice President and Chief Patent Counsel from September 1993 to June 2000.  From July 2007 until his return to ARIAD in May 2008, Mr. Berstein was Senior Vice President and Chief Patent Counsel for Tempo Pharmaceuticals, Inc., a biotechnology company.  During this time period, he was a consultant to ARIAD on intellectual property matters.  From 1990 through 1993, Mr. Berstein was Patent Counsel at BASF Bioresearch Corporation, a biotechnology company, where he was responsible for intellectual property matters, including patents and licensing.  From 1985 to 1990, Mr. Berstein was a patent attorney at Genetics Institute, Inc., a biotechnology company, where he was involved in various aspects of the patent process from patent procurement through litigation.  Mr. Berstein joined Genetics Institute from the law firm of Cooper & Dunham.  Mr. Berstein received his B.S. degree from the University of Michigan and his J.D. degree from Fordham University School of Law.

Daniel M. Bollag, Ph.D. has served as our Senior Vice President, Regulatory Affairs and Quality since January 2009.  He previously served as Vice President, Regulatory Affairs, for Genzyme Corporation, a biotechnology company, from 2006 to 2008.  From 2002 to 2006, Dr. Bollag held multiple positions at Sanofi-Aventis Pharmaceuticals, including Associate Vice President, Global Regulatory Domain Head, Associate Vice President, Global Regulatory Therapeutic Area Head, and Director, U.S. Regulatory Liaison.  Dr. Bollag also served as Director, Project Planning and Management at the Bristol-Myers Squibb Pharmaceutical Research Institute from 2000 to 2002. Earlier in his career, from 1991-2000, he held positions at Merck Research Laboratories.  Dr. Bollag received his B.S. degree in Science and B.A. in French at Pennsylvania State University and his Ph.D. degree in Biochemistry from Cornell University.  He also completed a post-doctoral fellowship at Princeton University.

Timothy P. Clackson, Ph.D. has served as our Senior Vice President and Chief Scientific Officer since September 2003.  Previously, he served as our Senior Vice President, Science and Technology from June 2002 to September 2003, as our Vice President, Gene Therapy and Genomics from June 2000 to June 2002, as our Director, Gene Therapy from August 1999 to June 2000 and as our Department Head, Gene Therapy Biology from March 1999 to August 1999.  Prior to joining us in December 1994, Dr. Clackson was a postdoctoral fellow at Genentech, Inc., a biotechnology company from 1991 to 1994, where he studied the molecular basis for human growth hormone function.  Dr. Clackson received his B.A. degree in Biochemistry from the University of Oxford.  Dr. Clackson received his Ph.D. degree in Biology from the University of Cambridge, for research conducted at the MRC Laboratory of Molecular Biology into antibody engineering and the development of phage display technology.

Pierre F. Dodion, M.D. has served as our Senior Vice President, Chief Medical Officer since April 2008.  Previously, he served as our Senior Vice President, Oncology since June 2007.  From 2006 to 2007, Dr. Dodion served as Executive Director, Oncology at Pfizer Inc.  From 2002 to 2006, he held senior positions at Novartis in the Oncology Business Unit, most recently as Executive Director, Global Strategy and Global Marketing.  From 1997 to 2002, Dr. Dodion served as Medical Director and later as Senior Medical Director at Aventis.  Prior to Aventis, he held medical and scientific positions at UCB S.A. and Roche Pharmaceuticals.  Previously he held positions at Institut Jules Bordet at the Free University of Brussels and the National Cancer Institute. Dr. Dodion received his M.D. from the Free University of Brussels in Belgium and his M.B.A. degree from St Joseph University in Philadelphia, Pennsylvania.

Edward M. Fitzgerald has served as our Senior Vice President, Chief Financial Officer and Treasurer since May 2002.  From 1998 to April 2002, he served as Senior Vice President, Chief Financial Officer and Secretary at AltaRex Corp., a biotechnology company.  From 1992 to 1997, Mr. Fitzgerald held various management positions at BankBoston Corp., a financial services and commercial banking company.  From 1989 to 1992, he was a partner at Arthur Andersen & Co. in the audit and business advisory practice.  Previously, from 1978 to 1988, he also was at Arthur Andersen & Co.  Mr. Fitzgerald received his B.S. degree in accounting and M.B.A. degree in finance from Babson College.

John D. Iuliucci, Ph.D. has served as our Senior Vice President and Chief Development Officer since September 2003.  Previously, he served as our Senior Vice President, Drug Development from January 1999 to September 2003, as our Vice President, Drug Development from October 1996 to December 1998 and as our Vice President, Preclinical Development from June 1992 to September 1996.  Prior to joining us, Dr. Iuliucci was Director of Preclinical Pharmacology and Toxicology at Centocor, Inc., a biotechnology company, from 1984 to 1992.  From 1975 to 1984, Dr. Iuliucci headed the Drug Safety Evaluation Department at Adria Laboratories, a pharmaceutical company.  He was a Senior Toxicologist at the Warner-Lambert Pharmaceutical Research Institute from 1972 to 1975.  Dr. Iuliucci received his B.S. degree in Pharmacy and M.S. and Ph.D. degrees in Pharmacology from Temple University.

Raymond T. Keane, Esq. has served as our Senior Vice President, General Counsel, Secretary and Chief Compliance Officer since January 2009 and was previously our Vice President, General Counsel and Chief Compliance Officer since May 2008.  Prior to joining ARIAD, Mr. Keane spent 20 years with Bristol-Myers Squibb Company (BMS), most recently as Senior Counsel, Worldwide Medicines and previously as lead counsel to various therapeutic divisions.  While at BMS, he had primary legal responsibility for the commercialization and launch of seven BMS products.  Before joining BMS in 1988, Mr. Keane was an associate with the law firms of Wilson, Elser, Moskowitz, Edelman & Dicker from 1987 to 1988 and Martin, Clearwater and Bell from 1984 to 1987.  He received his J.D. degree from Fordham University School of Law and his B.A. degree in Economics from Fordham University.

Matthew E. Ros has served as our Senior Vice President, Commercial Operations since January 2009.  He previously served as our Vice President, Commercial Operations and Vice President, Oncology Marketing from November 2007 through December 2008.  From 1990 to 2007, Mr. Ros held a series of senior sales, marketing and operations management positions at Bristol-Myers Squibb Company (BMS), most recently Senior Director and U.S. Commercial Lead responsible for the launch and commercialization of oncology products.  Mr. Ros’ previous positions at BMS included Director, Oncology Franchise Planning and Development; Director, Oncology Global Marketing; and Director, Sales Training and Promotion. Mr. Ros received his B.Sc. from the State University of New York.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for our executive officers, including the executive officers identified in the Summary Compensation Table whom we refer to as our named executive officers in this proxy statement.

Objectives of Our Compensation Programs

The primary objectives of our compensation and benefits programs for our executive officers are:

•	To enable us to attract, retain and motivate the best available talent to lead ARIAD by providing competitive compensation opportunities.

•
To focus our executive officers on achieving key business objectives by providing the opportunity to earn annual performance awards that place a substantial portion of total annual compensation at risk depending upon corporate and individual performance.

•	To align the interests of our executive officers with those of our stockholders through the use of equity compensation.

More generally, we believe that our total compensation program should meet the following additional key objectives:

•
To maintain flexibility to respond to changes at ARIAD and in our industry and related employment markets.  We continually refine our compensation objectives and practices as we evolve towards a commercially focused biopharmaceutical organization.  Since our founding, we have strived to adjust compensation practices to reflect our stage of development and evolving practices within our industry, and we will continue to do so.

•
To provide compensation opportunities across the Company that are fundamentally fair and that recognize the contributions of all our employees.  We will maintain compensation programs that are competitive at all levels and reward high performers for their achievement of goals.  This approach focuses the entire Company on advancing our product candidates through development to the patients who need them.

Elements of Total Direct Compensation

We provide three basic forms of direct compensation to our executive officers: base salary, annual performance awards and long-term incentive awards.

Base Salary - Base salary is intended to provide all ARIAD employees with a fair and competitive base level of compensation that reflects their job function, organizational level, experience and tenure, and sustained performance over time.  Executive officer base salary levels are set using these same criteria.

Annual Performance Awards - Annual performance awards are intended to reward our executive officers for achievement of corporate, departmental and team objectives, as well as their individual contributions towards those goals.  Performance awards to our Chief Executive Officer have been made in the form of restricted stock as the Compensation Committee believes this better aligns his interests with those of our stockholders.  Performance awards to our other executive officers are deferred under our 2005 Executive Compensation Plan.  These awards vest in four equal installments beginning on the first anniversary of the date of the award and are payable in equal installments on the fourth and fifth anniversary of the grant date, subject to later payment at the executive’s election.  This plan design allows us to conserve capital to fund our priority research and development programs and support the retention of our executive officers.  The value of amounts deferred under this plan is increased or decreased over the vesting and payment periods based upon the actual total return of specified mutual funds.

Long-Term Incentive Awards – Long-term incentive awards are also intended to reward our executive officers for achievement of corporate, departmental and team objectives, as well as their individual contributions towards those goals.  In addition, such awards are intended to align the interests of our executive officers with those of our stockholders, promote progress toward achieving our long-term strategy and assist in their long-term retention.  As such, long-term incentive awards for our executive officers are made in the form of stock options, restricted stock or restricted stock units with vesting schedules over multiple years.

Elements of Indirect Compensation

Benefits and Perquisites

We provide our executive officers with generally the same benefits as those provided to all other salaried employees, such as health, dental and vision insurance, life insurance, short- and long-term disability, 401(k) plan with company match, and an employee stock purchase plan.  In addition, we also provide executive officers with supplemental long-term disability insurance and long-term care insurance.

We offer tax return preparation services to our executive officers to assist them in complying with their tax reporting obligations.  Our executive officers also receive an auto allowance in accordance with their employment agreements.  These are the only perquisites we provide to our executive officers.  Perquisites represent less than 2% of each named executive officer’s total compensation in the Summary Compensation Table located elsewhere in this proxy statement.

Our benefits and perquisites represent competitive market practices for executives at companies within our peer group.  They are offered as a means to attract and retain our executive officers.

Our Equity Incentive Programs

All of our employees, including our executive officers, are eligible to participate in our equity incentive programs, which provide for the award of stock options, restricted stock, restricted stock units and similar rewards, and the purchase of our common stock at a discount.  Our equity incentive programs are intended to:

•	Reward our employees for performance based on achievement of objectives;
•	Directly align the long-term interests of our employees with those of our stockholders by providing a meaningful ownership stake in ARIAD;
•	Promote progress toward achieving our long-term strategy and operating plan; and
•	Assist in the retention of employees by vesting awards over multiple years.

For our executive officers in particular, we believe our equity incentive programs are important in building an alignment of interests with our stockholders and promoting a long-term performance perspective.  Significant value accrues to equity-based awards only as the market value of our common stock appreciates.  In addition, such awards typically have vesting schedules over time or other restrictions that require the executive officer to remain employed by us in order to realize value from such awards.  We believe that awards under our equity incentive programs have a significant relationship to the performance of our executive officers and the Company.

Administration of our Equity Incentive Programs

All equity awards are made by our Compensation Committee under stockholder approved plans.  When granted, stock options have an exercise price equal to the closing price of our common stock as quoted on The NASDAQ Global Market on the date of grant.  Our Compensation Committee also approves the other terms of the grants, including the vesting period, restrictions and term of the awards.

Grants of stock options to new employees, including executive officers, are generally approved and made at the first scheduled meeting of our Compensation Committee after such employees begin employment.  Annual grants are generally approved and made in the first quarter of the fiscal year.

Our employees can purchase shares of our common stock at a discount to market value pursuant to our employee stock purchase plan, a stockholder approved plan.  Employees elect to make such purchases on a quarterly basis through payroll deduction as provided for in the plan.

Process for Determining Executive Compensation

As described under “The Compensation Committee” located elsewhere in this proxy statement, the Compensation Committee is responsible for, among other duties, establishing compensation levels for our Chief Executive Officer and reviewing his performance, and reviewing and approving compensation levels recommended by Dr. Berger for our other executive officers and reviewing their performance.  While our Compensation Committee has ultimate authority and responsibility for approving all executive officer compensation, Dr. Berger plays an important role in such decisions (except with respect to his own compensation).

At the beginning of each year, the executive leadership team establishes corporate objectives, as well as individual and departmental objectives in support of such corporate objectives, which are reviewed and discussed with the Compensation Committee and the Board of Directors.  Such objectives form the basis for our annual operating plan which is approved by the Board of Directors.  The status of our corporate objectives, as well as our performance relative to our operating plan, are reviewed and discussed with the Board of Directors on a regular basis throughout the year.

At the end of each year, each of the executive officers provides a self-assessment of his or her performance relative to the established corporate, individual and departmental objectives.  The Chief Executive Officer reviews and evaluates such assessments and completes an overall assessment of performance for each officer relative to the these objectives for the year.  These assessments are reviewed and discussed by the Compensation Committee.  The Compensation Committee also uses this information as part of its comprehensive review and assessment of the performance of the Chief Executive Officer.  This assessment forms the basis for the Compensation Committee’s determination of the annual adjustment to the Chief Executive Officer’s base salary, as well as the amount of his annual performance award and long-term incentive award, if any.  Such determinations are made by the Compensation Committee and are subject to approval by the Board of Directors.

Based on the Compensation Committee’s assessment of overall corporate performance, the Committee determines, with input from the Chief Executive Officer, the components of total compensation available for the other executive officers (other than the Chief Executive Officer) as follows:

•	the average percent increase in base salary, if any,
•	the average annual performance awards as a percent of base salary, and
•	the overall pool available for equity-based long-term incentive awards.

Once such parameters are determined, the Chief Executive Officer then formulates recommendations for adjustments to base salary, if any, and the amount of the annual performance and long-term incentive awards for each executive officer based on the Compensation Committee’s overall assessment of the Company’s performance and the assessment of the performance of each officer.  The Chief Executive Officer reviews and discusses such recommendations with the Compensation Committee.  The Compensation Committee may propose modifications to these recommendations.  Once agreement is reached, the Compensation Committee approves the annual base salary and other awards for each executive officer.

In making determinations and approving actions regarding the compensation of our executive officers, the Compensation Committee considers the factors discussed below for each executive officer.  Such determinations and actions are based on the Committee’s discretionary assessment of all factors, and no specific weightings or formulas are used.

Factors Considered in the Determination of Executive Compensation

In making decisions regarding the compensation of our executive officers, the Compensation Committee considers the following:

Company Performance – As noted above, our compensation program is designed to motivate our executive officers to achieve our key corporate objectives.  These objectives include key research, clinical development, business development and financial objectives.  For 2008, these key corporate objectives included:

•	Maximizing the opportunity for the Company’s lead product candidate, deforolimus, by executing all major initiatives in the deforolimus global development plan on schedule and on budget;
•
Building the commercial organization by executing the deforolimus manufacturing development plan and by building a streamlined commercial infrastructure to focus on the commercial launch of our product candidates;

•	Expanding the Company’s product pipeline through execution of the development plan for our second product candidate, AP24534, and internal drug discovery initiatives;
•
Preparing the Company for commercialization by implementing agreed-upon corporate and development information technology initiatives on schedule and on budget and implementing critical business processes and programs to more effectively manage our growth;

•
Strengthening the balance sheet by managing the financial resources of the Company consistent with achievement of operating plans and providing additional funding through business development, capital or other initiatives.

The achievement of these objectives in 2008, as further discussed under “Compensation Actions” below, formed the basis for recommendations and decisions regarding the compensation of our executive officers.

Individual Performance – The Compensation Committee also considers the following general criteria in evaluating individual performance, not all of which are applicable to all executive officers:

•	The individual’s role in the research, development, acquisition and/or licensing of product candidates and technologies;
•	The individual’s contribution to the achievement of key research, development and business milestones;
•	The individual’s contribution to the management team and development and application of leadership skills to drive the future performance of the Company;
•	The individual’s ability to attract, hire, manage, retain and motivate staff in support of the achievement of our objectives;
•
The individual’s contribution to the achievement of key financial objectives of the Company including the management of financial budgets and forecasts and, as appropriate, involvement in investor relations and corporate funding initiatives; and

•	The individual’s management of regulatory compliance requirements related to his or her responsibilities.

Market Analysis – We draw upon a pool of talent that is highly sought after by large and established pharmaceutical and biotechnology companies as well as by other development stage life science companies, both within and outside our geographic area.  We believe that the compensation practices of our industry in general and of our select peer group in particular provide useful information to help us establish compensation practices that allow us to attract, retain and motivate a talented executive team.  We believe we must offer a compensation package to our executive officers that is competitive with our peer group and aligned with our current stage of development and our annual and longer term performance.  We believe that our total compensation levels should normally fall within approximately the 50th to 75th percentiles of our peer groups based on performance and contribution to our strategic objectives over time.

Each year, we review the levels of cash, equity and total compensation for all comparable executive officers in our peer group relative to the elements of compensation paid to our executive officers.  In considering how these data relate to our existing compensation structure, we take into account our Company’s size, stage of development, performance and geographic location as compared to these peer companies, as well as what we know about the comparable scope of responsibilities of our executive officers versus those of comparable executives at such peer group companies.  With the assistance of our compensation consultant, W.T. Haigh & Company, we used two primary market frames of reference against which to compare our executive total compensation practices and levels and inform our decisions regarding compensation of our executive officers in 2008, as follows:

•	Select Peer Group – 30 national biotechnology companies at a similar stage of development as ARIAD with similar headcount, market capitalization and in most cases, similar therapeutic targets, and

•
Radford Biotechnology Executive Compensation Report by Aon Consulting – A national survey of executive compensation levels and practices that covers approximately 60 positions in over 500 organizations.

We do not apply a specific weighting to either data source when making compensation comparisons.  Instead, we work with our outside consultant to develop competitive market guidelines using these data sources and in some cases, additional local and/or national market frames of reference.

The select peer group as of December 2007 analyzed by W.T. Haigh & Company and used to inform our decisions impacting executive compensation in 2008, consisted of the following companies:

Acorda Therapeutics, Inc.	InterMune, Inc.
Alexion Pharmaceuticals, Inc.	Isis Pharmaceuticals, Inc.
Arena Pharmaceuticals, Inc.	Keryx Biopharmaceuticals, Inc.
Arqule, Inc.	Kosan Biosciences Incorporated
Array BioPharma Inc.	Maxygen, Inc.
Cell Genesys, Inc.	Neurogen Corporation
CV Therapeutics, Inc.	Progenics Pharmaceuticals, Inc.
Cytokinetics, Incorporated	Rigel Pharmaceuticals, Inc.
Dendreon Corporation	Sangamo Biosciences, Inc.
Dyax Corp.	Seattle Genetics, Inc.
Exelixis, Inc.	SuperGen, Inc.
Geron Corporation	Telik, Inc.
ImmunoGen, Inc.	Tercica, Inc.
Incyte Corporation	Vical Incorporated
Indevus Pharmaceuticals, Inc.	ZymoGenetics, Inc.

This peer group generally consisted of public companies in the biopharmaceutical industry with product candidates in mid to late-stage development, annual revenues generally less then $30 million, and market capitalization of at least $200 million and no higher than $1 billion.  We believe that, as of December 2007, this list was representative of the companies with whom we compete for talent.

Compensation Actions

The following sections discuss the actions taken by our Compensation Committee and Board of Directors related to compensation for our executive officers for 2008, as reflected in the Summary Compensation Table found elsewhere in this proxy statement.

Base Salary

On an annual basis, our executives are eligible for a salary increase.  The amount of this increase, if any, is based primarily on market data, the performance of the management team toward the achievement of key corporate objectives and internal pay equity, as well as demonstrated levels of core job competency and effectiveness in performing key job requirements.  Increases are considered within the context of our overall budget parameters before more specific individual and market competitive factors and overall economic factors are considered.  We do not apply specific formulas for individual actions.

Adjustments to base salary levels typically become effective as of January 1 each year.  Effective January 1, 2008, the Compensation Committee approved average base salary increases ranging from 4.0% to 5.8% for the named executive officers in this proxy statement.  These adjustments reflect assessments of the factors outlined above.  Specifically, we believe the increases are consistent with increases in base salaries in the market in which we operate.  In addition, we believe the resulting base salary for each officer reflects his or her responsibilities and performance and are consistent with the range of base salaries for comparable positions in our peer group.  The base salary earned by each of our named executive officers in the years ended December 31, 2006, 2007 and 2008 are shown in the Summary Compensation Table found elsewhere in this proxy statement.

The Compensation Committee has determined that base salaries for our executive officers, including our Chief Executive Officer, in 2009 will remain the same as in 2008.  We believe this decision reflects the current economic environment in which we and our peer group operate, including the substantial lack of funding currently available in our industry sector, and our desire to conserve cash and capital as we continue development of our product candidates.

Annual Performance and Long-term Incentive Awards

Annual performance and long-term incentive awards for our executive officers are based on achieving corporate, departmental and team objectives, as well as individual performance goals.  With respect to awards for the year ended December 31, 2008, the Compensation Committee considered the following key factors relative to our objectives for the year:

•
The successful execution of all major initiatives in the deforolimus global development plan, including the initiation of Phase 2 clinical trials in three cancer indications – breast cancer, endometrial cancer and prostate cancer – as well as the continued enrollment of patients in our Phase 3 clinical trial in patients with advanced sarcomas;

•
The establishment of the manufacturing development plan for deforolimus in conjunction with Merck & Co., Inc. including the execution of a long-term supply agreement between the parties providing for supply of deforolimus active pharmaceutical ingredient and finished product for the life of the deforolimus collaboration;

•	The initiation of a Phase 1 clinical trial for our second product candidate, AP24534, in patients with hematologic malignancies;
•	The substantial completion of research necessary to designate our next product candidate, an anaplastic lymphoma kinase, or ALK, inhibitor;
•	The implementation of key information technology initiatives and business processes that are necessary to support development and commercialization of our product candidates; and
•
The strengthening of our balance sheet through our receipt of $10 million in additional term- debt financing in the first quarter of 2008 and the reduction in our expenses and our cash used in operations relative to projections in the second half of 2008 to conserve cash and capital.

The Compensation Committee also took into account the leadership and contributions of individual executive officers in achieving these objectives.  No specific weight was given to any of these factors in determining annual performance or long-term incentive awards for any of our executive officers.

The amounts awarded also reflect our analysis of the compensation practices in our industry as described under “Market Analysis” above.  Consistent with such analysis, we target average performance awards each year of 50% of annual base salary for the Chief Executive Officer and 30% of annual base salary for all other executive officers, as provided in their employment agreements, depending on performance.  We also target equity-based long-term incentive awards based on the market analysis again taking into consideration the performance of the Company and each executive officer relative to objectives.

Performance Awards

In assessing the performance of Dr. Berger for 2008, the Compensation Committee took into account the achievement of our key corporate objectives in 2008 as detailed above and the impact of the leadership of Dr. Berger on our performance.  Based on its assessment of Dr. Berger’s performance for 2008, in March 2009, the Compensation Committee awarded 235,000 shares of restricted stock to Dr. Berger, with a grant date fair market value of $305,500, equal to approximately 50% of his base salary for 2008.  This restricted stock award was made, in lieu of deferred performance awards made to our other executive officers or a cash bonus, to better align Dr. Berger’s interests with those of our stockholders and to conserve cash in the business.  These shares of restricted stock are subject to a right of repurchase by the Company until March 10, 2010.

In April 2008, the Compensation Committee awarded 82,500 shares of restricted stock to Dr. Berger, with a grant date fair market value of $291,225, equal to approximately 51% of his base salary in 2007.  This award reflected the Compensation Committee’s assessment of the achievement of key corporate objectives during 2007.  These shares of restricted stock were also subject to a right of repurchase by the Company for one year, which lapsed on April 11, 2009.  This award is shown in the “Stock Award” column for 2008 in the Summary Compensation Table found elsewhere in this proxy statement.

Based on its assessment of 2008 performance as noted above, in March 2009, our Compensation Committee  granted performance awards to the other named executive officers (other than Dr. Berger) totaling $425,000.  These awards were deferred under our 2005 Executive Compensation Plan and are shown in the “Bonus” column for 2008 in the Summary Compensation Table located elsewhere in this proxy statement.  In determining the aggregate amount available for performance awards for 2008, our Compensation Committee established a pool equal to approximately 30% of annual base salary for our executive officers (other than Dr. Berger).  Individual allocations from the pool for these officers were primarily based on an assessment of each individual’s performance relative to the key corporate objectives as well as the individual and department objectives established for each officer.  The awards for Dr. Clackson and Mr. Fitzgerald are greater as a percentage of base salary than those for Dr. Dodion and Dr. Iuliucci reflecting Dr. Clackson’s and Mr. Fitzgerald’s performance for the year, particularly in light of their expanded responsibilities for management of key functions in the Company in 2008.

Long-Term Incentive Awards

Long-term incentive awards to our executive officers may be provided in the form of stock options or shares of restricted stock or restricted stock units.  The annual awards are based on the assessment of annual performance of the executive officers as discussed above.  These awards are shown in the Grants of Plan-Based Awards table located elsewhere in this proxy statement.

Based on its assessment of 2008 performance as noted above, in March 2009, the Compensation Committee granted 160,000 restricted stock units to Dr. Berger, with a grant date fair value of $208,000.  A total of 267,000 restricted stock units were awarded to our other named executive officers (other than Dr. Berger), with an aggregate grant date fair value of $352,440.  Each restricted stock unit entitles the holder to one share of our common stock, subject to their continued employment, upon vesting.  All of these restricted stock units will vest 100% in March 2012.

Based on its assessment of 2007 performance, in April 2008, the Compensation Committee granted 104,000 restricted stock units to Dr. Berger, with a grant date fair value of $367,120.  A total of 161,000 restricted stock units were awarded to our other named executive officers (other than Dr. Berger), with an aggregate grant date fair value of $568,330.  All of these restricted stock units will vest 100% in April 2011.

Prior to the grants made in 2008, all of our long-term incentive awards to our officers were made in the form of stock options.  The Compensation Committee decided to use restricted stock units in lieu of stock options as the primary form of equity compensation for long-term incentive awards beginning in 2008 in order to:

•	Prudently utilize our pool of shares available under shareholder-approved plans, and
•	Increase the retentive value of our long-term incentive awards in a volatile market through the inherent embedded value associated with a restricted stock unit.

Tax Deductibility of Compensation

 Section 162(m) of the Internal Revenue Code limits the deduction a public company is permitted for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer.  Generally, amounts paid in excess of $1,000,000 to a covered executive cannot be deducted, unless the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by shareholders. In its deliberations the Compensation Committee considers ways to maximize deductibility of executive compensation, but nonetheless retains the discretion to compensate executive officers at levels the Compensation Committee considers commensurate with their responsibilities and achievements.  Our 2006 Long-Term Incentive Plan permits the issuance of performance-based stock awards that would be compliant with Section 162(m), but to date we have not issued any such awards and we have not adopted a policy that all executive compensation be fully deductible.

Mix of Direct Compensation Components

As our executive officers have increasing responsibility for and impact on our results, we place greater emphasis on variable, performance-based compensation and longer term compensation vehicles in the form of equity awards and deferred performance awards.

We do not have specific policies nor do we use formulas to determine a mix of total compensation.  We intend for total compensation to vary based on our progress towards achievement of corporate, departmental and team objectives, as well as individual performance goals.  For fiscal 2008, performance awards and long-term incentive awards represent over 40% of the total direct compensation (excluding benefits) on average for our named executive officers.

Total Direct Compensation Summary

We believe the total direct compensation paid to our executive officers supports our compensation philosophy and objectives, is positioned at appropriate levels relative to our stage of development and our peer companies and provides our named executive officers with a competitive total compensation opportunity.

Employment Agreements

We have entered into employment agreements with our named executive officers.  These employment agreements provide for base salary, performance and long-term incentive awards, health, disability, life and other insurance coverage, and other benefits over specified terms of employment.  Each of these agreements provides for certain payments and other benefits if the executive’s employment terminates under certain circumstances, including in connection with a “change in control.”   See “Executive Compensation - Narrative to Summary Compensation Table” for a description of the agreement terms impacting current compensation and “Executive Compensation - Potential Payments upon Termination or Change in Control” for a description of applicable severance and change in control benefits.

In October 2008, the Compensation Committee approved the extension of the terms of employment of certain of the Company’s named executive officers as follows (term ending on December 31 of each year):

	From	To
Harvey J. Berger, M.D.	2011	2013
Edward M. Fitzgerald	2010	2012
Timothy P. Clackson, Ph.D.	2010	2012
Pierre F. Dodion, M.D.	2009	2011

Our Compensation Committee believes that the extension of the terms of the employment agreements for these officers reflects their high level of performance over time in the achievement of our corporate objectives and helps to secure their continued employment with the Company.

Our Compensation Committee believes that change in control and severance arrangements are an important part of the overall compensation program for our named executive officers.  Change in control provisions help to secure the continued employment and dedication of our executive officers, notwithstanding any concern that they might have regarding their own continued employment prior to or following a change in control, and to promote a continuity of management during a corporate transaction. Severance arrangements are used primarily to attract, retain and motivate individuals with the requisite experience and ability to drive our success.  Severance arrangements also serve, in part, as consideration to secure commitments from our executive officers not to compete with us after termination of their employment.

On October 15, 2008, Laurie A. Allen, Esq., our former Senior Vice President, Chief Legal Officer and Secretary, departed her employment with the Company.  In accordance with the terms of her agreements with the Company, Ms. Allen is receiving and will receive certain severance benefits, including continued payment of her base salary through December 31, 2010, all as disclosed in “Executive Compensation - Potential Payments upon Termination or Change in Control” located elsewhere in this proxy statement.

Our Compensation Committee periodically reviews the principal terms of our employment agreements with our named executive officers in light of our needs and evolving market conditions.  In December 2008, we amended the employment agreements in order to comply with applicable tax requirements under Section 409A of the Internal Revenue Code.

COMPENSATION COMMITTEE REPORT

We, the Compensation Committee of the Board of Directors of ARIAD Pharmaceuticals,  Inc. (the “Company”), have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this proxy statement and, through incorporation by reference from this proxy statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Respectfully submitted,

Massimo Radaelli, Ph.D., Chairperson
Athanase Lavidas, Ph.D.

EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2006, 2007 and 2008

The following table sets forth the compensation paid to or accrued on behalf of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers and our former Chief Legal Officer, whom we refer to collectively as our named executive officers, during the fiscal years ended December 31, 2006, 2007 and 2008.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (2)	All Other Compensation (3)	Total

Harvey J. Berger, M.D. Chairman, Chief Executive Officer, and President	2008 2007 2006	$607,500 576,000 544,000	$ --- --- ---	$383,005 296,960 223,015	$407,385 552,427 366,223	$296,811 37,288 35,334	$1,694,701 1,462,674 1,168,572
Edward M. Fitzgerald Senior Vice President, Chief Financial Officer and Treasurer	2008 2007 2006	348,000 329,000 309,000	131,000 115,000 176,000	45,890 --- ---	147,992 173,056 153,647	64,091 24,463 21,502	736,973 641,519 660,149
Timothy P. Clackson, Ph.D. Senior Vice President, Chief Scientific Officer	2008 2007 2006	350,000 333,000 309,000	158,000 117,000 185,000	45,890 --- ---	151,351 200,867 180,938	35,161 25,200 22,337	740,402 676,067 697,275
Pierre F. Dodion, M.D. Senior Vice President, Chief Medical Officer	2008	340,000	92,000	22,063	74,130	30,753	558,946
John D. Iuliucci, Ph.D. Senior Vice President, Development	2008 2007 2006	342,000 329,000 309,000	62,000 82,000 167,000	28,240 --- ---	156,970 272,381 168,642	203,447 30,657 28,582	792,657 714,038 673,224
Laurie A. Allen, Esq. Former Senior Vice President, Chief Legal Officer and Secretary	2008 2007 2006	337,000 329,000 309,000	--- 50,000 167,000	--- --- ---	215,562 (4) 173,056 129,051	680,026 (5) 21,294 21,530	1,232,588 573,350 626,621
_______________
(1)
The amounts included under “Bonus” reflect deferred performance awards under our 2005 Executive Compensation Plan granted in March 2009 in respect of performance for the year ended December 31, 2008, in April 2008 in respect of performance for the year ended December 31, 2007 and in April 2007 in respect of performance for the period from July 1, 2005 to December 31, 2006.  These awards vest 25% on each anniversary of the award date, subject to the executive remaining employed on such date, and will be payable in equal installments on the fourth and fifth anniversary of the grant date, subject to later payment at the executive’s election.  See “Non-qualified Deferred Compensation in 2008” located elsewhere in this proxy statement for more details.

(2)
The amounts included under “Stock Awards” and “Option Awards” generally reflect the dollar amount recognized as expense for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with SFAS No. 123R, for awards granted in and prior to each respective year.  These amounts reflect the Company’s accounting expense and do not correspond to the actual value that may be realized by the executives.  Assumptions used in the calculation of these amounts are set forth in the note to our audited consolidated financial statements titled “Stock-Based Compensation” included in our Annual Report on Form 10-K for the respective fiscal year.

(3)
Amounts included under “All Other Compensation” for 2008 consist of:  (i) the present value of lump sum payments upon retirement from the Company related to amendment of our sabbatical policy (described under “Non-qualified Deferred Compensation in 2008” located elsewhere in this proxy statement) reflecting the dollar amount recognized as expense for financial statement reporting purposes at December 31, 2008 ($246,303 for Dr. Berger, $37,613 for Mr. Fitzgerald, $7,409 for Dr. Clackson, and $171,000 for Dr. Iuliucci); (ii) matching contributions to our 401(k) retirement savings plan ($6,900 for each of Dr. Berger, Dr. Clackson, Dr. Dodion, Mr. Fitzgerald, Ms. Allen and Dr. Iuliucci); and (iii) other compensation ($43,608 for Dr. Berger, $19,578 for Mr. Fitzgerald, $14,083 for Ms. Allen, $20,852 for Dr. Clackson, $23,853 for Dr. Dodion and $25,547 for Dr. Iuliucci) consisting of the cost of supplemental long-term disability and long-term care insurances, an annual auto allowance, and tax preparation services for Dr. Berger, Ms. Allen, Dr. Clackson and Dr. Iuliucci.  See note (5) regarding additional amounts for Ms. Allen.

(4)
This amount includes $67,569 of expense recognized for financial statement reporting purposes related to accelerated vesting of stock options pursuant to Ms. Allen’s employment agreement in accordance with SFAS No. 123R.  See note (2) to this table.

(5)
This amount includes $584,211, which is the present value of continued base salary payments to be made through December 31, 2010, the term of her employment, pursuant to Ms. Allen’s Employment Agreement dated March 4, 2002, as amended, which was recognized for financial statement reporting purposes in 2008, $39,482 of expense related to a cash payment to her for forfeited stock options pursuant to Ms. Allen’s Guarantee Agreement dated September 11, 2008, and $35,350 in estimated health insurance premiums to be paid by the Company for Ms. Allen through October 15, 2010 also pursuant to Ms. Allen’s Guarantee Agreement.

Grants of Plan-Based Awards in 2008

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that were made during the year ended December 31, 2008 to each of the named executive officers.  All awards were made under our 2006 Long-Term Incentive Plan.
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards (3)

Harvey J. Berger, M.D.	04/11/08 04/11/08	82,500 104,000	(1) (2)	---	---	$ $	291,225 367,120

Edward M. Fitzgerald	04/11/08	52,000	(2)	---	---		$183,560

Timothy P. Clackson, Ph.D.	04/11/08	52,000	(2)	---	---		$183,560

Pierre F. Dodion, M.D.	04/11/08	25,000	(2)	---	---		$88,250

John D. Iuliucci, Ph.D.	04/11/08	32,000	(2)	---	---		$112,960

Laurie A. Allen, Esq.	04/11/08	18,000	(2)	---	---		$63,540

______________________
(1)	This award of restricted stock is subject to the Company’s right to repurchase such shares at a cost of $0.001 per share until April 11, 2009. No consideration was paid by Dr. Berger for this award.
(2)
These awards are in the form of restricted stock units which vest as to 100% of the awards on April 11, 2011 at which date the underlying shares of common stock will be delivered to the recipient, so long as the recipient is still an officer of the Company on that date.  No consideration was paid by the recipients for these awards.

(3)
The grant date fair values of awards have been determined in accordance with SFAS No. 123R, using the assumptions set forth in Note 11 to our audited financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards

Employment agreements with our named executive officers provide for base salary, annual bonus opportunities, participation in our benefit plans, the opportunity to receive equity awards, and post-termination benefits and obligations.

Dr. Berger’s employment agreement has a term that expires on December 31, 2013, subject thereafter to automatic renewal for successive three-year terms absent notice to the contrary by either party.  The employment agreements with our other named executive officers provide for terms expiring on December 31, 2012 for Mr. Fitzgerald and Dr. Clackson, December 31, 2011 for Dr. Dodion and December 31, 2010 for Dr. Iuliucci, subject thereafter to automatic renewal for successive one-year terms absent notice to the contrary by either party.

Each employment agreement specifies a minimum level of base salary for the executive, but gives our Compensation Committee authority to increase the executive’s base salary from time to time.  In the case of Dr. Berger, his employment agreement provides for base salary to increase by ten percent annually during the term, although he has waived this increase in 2006, 2007, 2008 and 2009.

Dr. Berger’s employment agreement provides that we shall pay him a cash bonus of up to fifty percent of his current salary, as determined by our Board of Directors.  For 2006, 2007 and 2008, the Board of Directors has awarded restricted stock or restricted stock units to Dr. Berger instead of cash bonuses or deferred compensation awards.  The employment agreements for the other named executive officers provide for discretionary bonuses of up to thirty percent of their then current salary, payable in the form of stock options, stock awards, deferred compensation or cash, as determined by our Board of Directors.  Payment of all bonuses awarded to such officers for 2006, 2007 and 2008 have been deferred under the terms of our 2005 Executive Compensation Plan.

The employment agreements also provide that each executive is entitled to, among other things, participation in any incentive, stock award or bonus plan,  pension, group insurance and fringe benefits on the same basis as executives at a comparable level; group health, disability and life insurance; paid vacation; an auto allowance of $750 per month and standard tax preparation and planning services; one three-month period of fully paid leave after each six years of continuous employment, under our executive sabbatical policy; reimbursement of business expenses;  and indemnification and directors’ and officers’ insurance coverage.  In addition, Dr. Berger’s employment agreement provides him with medical malpractice insurance with coverage reasonably satisfactory to Dr. Berger and legal costs to enforce the employment agreement on an as-incurred basis subject to repayment if we prevail.

Our former Senior Vice President, Chief Legal Officer and Secretary, Laurie A. Allen, Esq., was employed with us until October 15, 2008, pursuant to an employment agreement dated March 4, 2002, as amended, which provided for a term of employment through December 31, 2010.  In September 2008, in connection with the merger of AGTI into ARIAD, the Board of Directors authorized an amendment to Ms. Allen’s employment agreement and entry into a guarantee agreement pursuant to which the Company agreed, among other things, that following termination of her employment, Ms. Allen would receive continued health and dental coverage for two years, payment for her forfeited unvested stock options and reimbursement of legal expenses, under certain circumstances, associated with litigation she commences to enforce her rights under the agreements with the Company.  The Board of Directors also authorized the entry into a consulting agreement with Ms. Allen, with a term of five years, which provides for the payment of fees for consulting services she may provide if requested by the Company.  The Company has not requested, and does not intend to request, any such services under this agreement.

The employment agreements with our named executive officers also provide for severance payments upon termination of employment by us without cause, termination by the executive for material breach of the agreement by us, non-renewal (for Dr. Berger only) or termination in connection with a change in control.  See “Executive Compensation – Potential Payments Upon Termination or Change in Control” for a description of these provisions in the employment agreements.

Outstanding Equity Awards at December 31, 2008

The following table lists the outstanding equity awards at December 31, 2008 for each of the named executive officers:

	Option Awards					Stock Awards
Name	Number of Securities Under- lying Unexercised Options: Exercisable (1)		Number of Securities Under- lying Unexercised Options: Un-Exercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (9)

Harvey J. Berger, M.D.	50,000		---	$13.81	06/08/10	82,500	(7)	$70,125
	20,837		---	$4.80	07/26/11	104,000	(8)	$88,400
	24,691		---	$4.05	06/13/12
	150,000		---	$5.23	09/09/14
	112,500		37,500 (2)	$7.56	10/04/15
	60,000		180,000 (3)	$4.64	03/06/17
	25,000	(6)	---	$4.49	04/16/17

Edward M. Fitzgerald	100,000		---	$4.63	05/06/12	52,000	(8)	$44,200
	33,000		---	$3.90	08/15/13
	50,000		---	$5.23	09/09/14
	45,000		15,000(2)	$7.56	10/04/15
	25,000		75,000 (4)	$4.49	04/16/17

Timothy P. Clackson, Ph.D.	25,000		---	$13.81	06/08/10	52,000	(8)	$44,200
	60,000		---	$5.65	06/07/11
	25,000		---	$4.05	06/13/12
	50,000		---	$4.19	06/18/12
	33,000		---	$3.90	08/15/13
	7,500		---	$6.39	09/23/13
	20,000		---	$7.44	06/23/14
	55,000		---	$5.23	09/09/14
	43,125		14,375 (2)	$7.56	10/04/15
	25,000		75,000 (4)	$4.49	04/16/17

Pierre F. Dodion, M.D.	25,000		75,000 (5)	$5.49	06/28/17	25,000	(8)	$21,250

John D. Iuliucci, Ph.D.	20,000		---	$1.34	04/05/09	32,000	(8)	$27,200
	70,000		---	$0.75	10/04/09
	55,000		---	$5.65	06/07/11
	20,000		---	$4.44	03/07/12
	50,000		---	$4.19	06/18/12
	33,000		---	$3.90	08/15/13
	7,500		---	$6.39	09/23/13
	55,000		---	$5.23	09/09/14
	52,500		17,500 (2)	$7.56	10/04/15
	23,750		71,250 (4)	$4.49	04/16/17
	25,000	(6)	---	$4.49	04/16/17

Laurie A. Allen, Esq. (10)	16,550		---	$1.34	01/15/09
	29,020		---	$0.75	01/15/09
	100,000		---	$4.44	01/15/09
	33,000		---	$3.90	01/15/09
	50,000		---	$5.23	01/15/09
	60,000		---	$7.56	01/15/09
	75,000		---	$4.49	01/15/09
____________________
(1)	Options have terms of ten years. Options generally vest 25% per year over the four year period following the date of grant.
(2)	These options will vest on October 4, 2009.
(3)	These options will vest as to one-third of the balance on each of March 6, 2009, 2010 and 2011.
(4)	These options will vest as to one-third of the balance on each of April 16, 2009, 2010 and 2011.
(5)	These options will vest as to one-third of the balance on each of June 28, 2009, 2010 and 2011.
(6)
These options were granted pursuant to our program to grant options to employees and directors upon reaching ten or fifteen years of service with ARIAD.  These options are fully vested upon grant and have a term of ten years.

(7)	These restricted shares are subject to a right of the Company to repurchase such shares at a cost of $0.001 per share until April 11, 2009.
(8)
These restricted stock units vest as to 100% of the awards on April 11, 2011 at which date the underlying shares of common stock will be delivered to the recipient so long as the recipient is still an officer of the Company.

(9)
The market value of the stock awards is determined by multiplying the number of shares by $0.85, the closing price of our common stock on The NASDAQ Global Market on December 31, 2008, the last day of our fiscal year.

(10)
In accordance with the terms of Ms. Allen’s employment agreement, the vesting of these stock options was accelerated upon her departure.  In accordance with the terms of our stock compensation plans, Ms. Allen had a period of three months following her departure in which to exercise these stock options before they expired.

Option Exercises and Stock Vested in 2008

There were no stock options that were exercised or stock awards that vested during the year ended December 31, 2008 for our named executive officers.

Non-qualified Deferred Compensation in 2008

The following table contains information about the participation of our named executive officers in our 2005 Executive Compensation Plan (the “2005 Plan”) as of and for the year ended December 31, 2008.

Name	Executive Contributions	Registrant Contributions (1)	Aggregate Earnings	Aggregate Withdrawals/ Distributions	Aggregate Balance at Year End
Harvey J. Berger, M.D.	--	--	--	--	--
Edward M. Fitzgerald	--	$ 131,000	($ 47,210)	($ 54,647)	$ 604,205
Timothy P. Clackson, Ph.D.	--	$ 158,000	($ 47,045)	($ 77,369)	$ 631,210
Pierre F. Dodion, M.D.	---	$ 92,000	($ 4,218)	---	$ 139,782
John D. Iuliucci, Ph.D.	---	$ 62,000	($ 44,233)	($ 79,119)	$ 500,740
Laurie A. Allen, Esq.	--	---	($ 29,388)	($ 54,647)	$ 237,180
_________________
(1)
Represents amounts awarded in March 2009 in respect of performance for the year ended December 31, 2008.  These amounts are reported in the Summary Compensation Table, located elsewhere in this proxy statement,  above under the “Bonus” column and are required to be deferred by their terms.

The 2005 Plan is an unfunded, non-qualified, deferred compensation plan and is intended to comply with the requirements of Section 409A of the Code.  The Compensation Committee may from time to time in its sole discretion allow participants to defer payment of part of their compensation under the 2005 Plan on a pre-tax basis.  In addition, the Compensation Committee may elect to issue awards under the 2005 Plan to participants either as performance-based awards (which it has historically done in lieu of cash bonus payments for each of the officers of the Company other than the chief executive officer) or on an ad hoc basis.  Deferred amounts are subject to certain vesting requirements (other than for salary deferrals) and payment provisions as specified at the time of the deferral.  The terms of awards, including the acceleration or modification of vesting terms, are determined by our Compensation Committee in its sole discretion.  Amounts that are not vested as of the time of a participant’s separation from service are forfeited.  Vesting of unvested amounts may be accelerated in connection with a change of control at the Compensation Committee’s discretion.  The value of amounts deferred under the 2005 Plan is increased or decreased over time based on the actual total return of specified mutual funds.  Participants may choose to receive payment of their vested benefits in either a lump sum or annual installments (but not to exceed twenty years) at either a specified date, upon the first anniversary of their separation from service, or the earlier of these two dates.  A participant may subsequently change the form of payment or elect to defer the timing of payment, within certain limits, provided the change is elected at least twelve months before the previously scheduled date for commencement of payment.  Any changes to the timing of payment must be deferred for at least five additional years.

From its inception, the Company has maintained a sabbatical policy that provides three months of paid sabbatical to corporate officers for every six years of employment, with unused sabbaticals being eligible for a cash-out payment upon retirement under certain circumstances.  It was determined that this policy would not comply with Section 409A of the Internal Revenue Code, and thus the Company will no longer provide cash payments with respect to unused sabbatical leave earned after December 31, 2008.  In order to avoid a loss of rights as part of this change, corporate officers who were employed on December 31, 2008 and who had fully earned a right to take one or more sabbaticals prior to 2009, will receive a lump-sum cash payment upon retirement from the Company, if they retire in good standing after the age of 60, in an amount equal to three months of pay for each sabbatical that was fully earned as of December 31, 2008.  Pursuant to this arrangement, the following named executive officers are eligible to receive the indicated lump sum payments upon retirement in good standing from the Company after the age of 60: Dr. Berger - $303,750; Mr. Fitzgerald - $87,000; Dr. Clackson - $85,500; and Dr. Iuliucci - $171,000.  The present values of these deferred payments, which represent the amount of expense recognized during 2008 for financial statement reporting purposes, are reported in the Summary Compensation Table under “All Other Compensation.”

Potential Payments upon Termination or Change in Control

Chief Executive Officer

The following is a description of the potential payments due upon an employment termination or a change in control solely with respect to Dr. Berger, our Chief Executive Officer:

Employment Termination without Cause

If we terminate Dr. Berger’s employment without cause, we are obligated to:

•
Make a cash lump sum payment equal to the greater of (a) any remaining salary payable during the term (including ten percent annual increases in salary) plus the maximum possible bonus for each year remaining in the term, and (b) an amount equal to two times the sum of the executive’s current base salary and maximum bonus for the then-current year of employment; and

•	Accelerate the vesting of all stock options, stock grants and similar equity rights and provide for continued exercisability of all awards through their original terms with all rights.

In addition to an uncured breach of the employment agreement and a material reduction of duties, each of the following events is treated as a termination of Dr. Berger’s employment without cause:

•	Dr. Berger is no longer elected to our Board of Directors, named as Chairman and designated as our chief executive officer.

•	Dr. Berger ceases to be our highest ranking executive with the power to appoint and remove all other ARIAD employees.

•	A person other than Dr. Berger is elected ARIAD’s president.

•	The retention of any executive officer by ARIAD, or an offer to pay compensation to any executive officer that in either case is unacceptable to Dr. Berger, in his reasonable judgment.

•	We file for bankruptcy or otherwise become insolvent.

“Cause” for purposes of Dr. Berger’s employment agreement consists of:

•	willful neglect of duties following written notice and a 30 day opportunity to correct;

•	conviction of a felony involving moral turpitude; or

•	any act of fraud or embezzlement involving us or any of our affiliates.

Any determination of cause requires at least a two-thirds vote of the entire Board of Directors.

Non-Renewal

If we do not renew Dr. Berger’s employment agreement at the end of its term, we are obligated to make a lump sum cash payment equal to two times his annual salary for the final year of the term.

All Employment Terminations Except Cause and Death

Dr. Berger’s employment agreement requires us to continue providing medical coverage in all group health plans for the maximum COBRA continuation period at our expense following any termination of employment other than for cause and death.

Change in Control

Dr. Berger’s employment agreement provides that in the event of a “Change in Control” (as defined below), all stock, stock option, stock award and similar equity rights granted to him shall immediately vest and remain fully exercisable through their original term with all rights.

In addition, Dr. Berger has the right to terminate his employment agreement within 90 days after a Change in Control, in which case we will pay Dr. Berger the same benefits as if we had terminated his employment without cause.  Alternatively, if Dr. Berger elects to continue his employment agreement, then he will be paid a single lump sum cash payment equal to the sum of his then-current salary plus the bonus for the most recently completed full year of employment.

A tax gross-up will be paid on Dr. Berger’s behalf if any amounts payable by us (or our successor) become subject to excise taxes under Sections 280G and 4999 of the Code.

Generally, pursuant to the Dr. Berger’s employment agreement, a Change in Control occurs if:

•	Any person makes a tender or exchange offer for our common stock pursuant to which such person acquires 25% or more of our issued and outstanding common stock;

•	Our stockholders approve a definitive agreement to merge or consolidate ARIAD with or into another corporation, or to sell or otherwise dispose of all or substantially all of our assets; or

•	Any person acquires more than 25% of our issued and outstanding voting securities.

Other Named Executive Officers

The following is a description of the potential payments upon termination or change in control with respect to the named executive officers other than Dr. Berger:

Employment Termination without Cause

If we terminate the employment of a named executive officer other than Dr. Berger without cause, we are obligated to continue payment of the executive’s then current salary for the remainder of the applicable employment agreement term; accelerate vesting of all  stock, stock options, stock awards, and similar equity awards granted to the executive that would have otherwise vested during the term, subject to the normal post termination exercise period; and continue payment of all benefits covered under COBRA for up to one year.

"Cause" for purposes of the other executive officer’s employment agreement consists of:

•	the officer’s failure to perform any of his material duties;

•	the conviction of any felony involving moral turpitude;

•	any acts of fraud or embezzlement involving us or any of our affiliates;

•	violation of any law or regulation related to our business;

•	a conflict of interest;

•	conduct that could result in unfavorable publicity for us in a material way;

•	failure to comply with our written policies; or

•	breach of the terms of the employment agreement.

The executive officer has a right to cure any conduct that constitutes cause, if curable, within 30 days after receiving written notice.

For purposes of determining payments upon termination, a termination of the employment agreement by the named executive officer due to an uncured breach by us of the employment agreement is treated as a termination of the executive’s employment without cause.

Non-Renewal

If we do not renew the employment agreement of a named executive officer other than Dr. Berger, no severance benefit is payable.

Change in Control

In the event that a named executive officer, other than Dr. Berger, terminates his employment agreement within 90 days after a ”Change in Control” (as defined below), we are obligated to accelerate the vesting of all stock options, stock grants and similar equity rights and provide for continued exercisability of all awards through their original terms with all rights.  We are also obligated to continue to pay the named executive officer the then current salary for the shorter of six months or the remaining period of the applicable term.

The Change in Control definition with respect to the employment agreements for the other named executive officers is the same as the employment agreement for Dr. Berger except that the threshold for a tender offer or an acquisition of third party stock is fifty percent, not twenty-five percent as in Dr. Berger’s agreement.

Assumptions Regarding Post Termination Payment Tables

The tables presented on the following pages were prepared as though each named executive officer’s employment was terminated on December 31, 2008 using the closing price of our common stock as of that day ($0.85).  The amounts under the column labeled “Termination within 90 Days after a Change in Control,” and “Continuous Employment within 90 Days after a Change in Control” assume that a change in control occurred on December 31, 2008.  We are required by the SEC to use these assumptions.  With those assumptions taken as a given, we believe that the remaining assumptions listed below, which are necessary to produce these estimates and reflect solely the Company’s interpretation of its contractual obligations, are reasonable in the aggregate.  However, the executives’ employment was not terminated on December 31, 2008, and a Change in Control did not occur on that date.  There can be no assurance that a termination of employment, a Change in Control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price of our common stock, or if any assumption is not correct in fact.

The following assumptions were used for these tables.

•	Base amount calculations for Section 280G tax gross-up are based on Dr. Berger’s taxable wages (Form W-2, Box 1) for the years 2003 through 2007.

•
Dr. Berger was assumed to be subject to the maximum federal and Massachusetts income and other payroll taxes, aggregating to a net combined effective tax rate of 39.6% when calculating the excise tax gross-up.

•
In determining Dr. Berger’s estimated severance benefits, the salary for his year of employment termination equals his then current salary, and his salary for any additional years remaining in the term equals his salary increased by ten percent per year as required under his employment agreement.

•	Stock options and stock appreciation rights vested on December 31, 2008 with respect to a change in control for Dr. Berger or a termination of employment without cause by us, death or disability.

•
Restricted stock, restricted stock units and stock options that become vested due to a change in control or termination of employment are valued in the table below based on their intrinsic value on December 31, 2008 (i.e., the difference between the stock’s fair market value and the exercise or purchase price, if any).

Chief Executive Officer

The following table sets out the estimated potential payments upon termination or change in control for Dr. Berger, based on the assumptions discussed above.

Dr. Berger Payments and Benefits	Voluntary termination or termination by the Company for Cause		Non- Renewal	Termination by the Company Without Cause	Termination within 90 days after a Change in Control		Continuation of Employment within 90 days after a Change in Control

Severance benefits: Lump sum payment	$	---	$1,956,770	$6,119,600	$6,119,600		$607,500
Healthcare benefits		26,512	26,512	26,512	26,512		---
Acceleration of stock awards: Market value of stock vesting on termination (2)		---	---	158,525	158,525		158,525
280G Tax Gross-Up		n/a	n/a	n/a	2,686,054	(1)	n/a
Total Payment		$26,512	$1,983,282	$6,304,637	$8,990,691		$766,025

_______________
(1)	Based on the assumptions set forth above, Dr. Berger’s payments will result in a tax gross-up payment to him.
(2)
  Does not include the value associated with vested options.  There were no unvested options held by Dr. Berger that were in the money on December 31, 2008.  Information about stock options that are vested as of December 31, 2008 is included in the “Outstanding Equity Awards at December 31, 2008” table.

The amounts in the table above do not include the value of non-qualified deferred compensation benefits, the value of which as of December 31, 2008 is set forth in “Non-qualified Deferred Compensation in 2008” located elsewhere in this proxy statement.

All Other Named Executive Officers

The following tables set out the estimated potential payments upon termination or change in control for Mr. Fitzgerald, Dr. Clackson, Dr. Dodion and Dr. Iuliucci, based on the assumptions discussed above.  The total of continued payments in the case of termination by the Company without cause in the tables below reflect the remaining terms of the employment agreements with each of these executives.  The footnotes to all of the tables follow the last table.

Mr. Fitzgerald Payments and benefits	Voluntary Termination (1)		Termination for Cause (1)		Termination by the Company Without Cause	Termination within 90 days after a Change in Control

Severance benefits: Total of continued payments	$	---	$	---	$1,392,000	$174,000
Healthcare benefits		---		---	17,675	---
Non-qualified benefits (3)		---		---	---	258,657
Acceleration of stock awards: Market value of stock vesting on termination (2)		---		---	44,200	44,200
Total Payment	$	---	$	---	$1,453,875	$476,857

Dr. Clackson Payments and benefits	Voluntary Termination (1)		Termination for Cause (1)		Termination by the Company Without Cause	Termination within 90 days after a Change in Control

Severance benefits: Total of continued payments	$	---	$	---	$1,400,000	$175,000
Healthcare benefits		---		---	17,675	---
Non-qualified benefits (3)		---		---	---	264,284
Acceleration of stock awards: Market value of stock vesting on termination (2)		---		---	44,200	44,200
Total Payment	$	---	$	---	$1,461,875	$483,434

Dr. Dodion Payments and benefits	Voluntary Termination (1)		Termination for Cause (1)		Termination by the Company Without Cause	Termination within 90 days after a Change in Control

Severance benefits: Total of continued payments	$	---	$	---	$1,020,000	$170,000
Healthcare benefits		---		---	17,675	---
Non-qualified benefits (3)		---		---	---	47,782
Acceleration of stock awards: Market value of stock vesting on termination (2)		---		---	18,700	18,700
Total Payment	$	---	$	---	$1,056,375	$236,482

Dr. Iuliucci Payments and benefits	Voluntary Termination (1)		Termination for Cause (1)		Termination by the Company Without Cause	Termination within 90 days after a Change in Control

Severance benefits: Total of continued payments	$	---	$	---	$684,000	$171,000
Healthcare benefits		---		---	17,675	---
Non-qualified benefits (3)		---		---	---	223,254
Acceleration of stock awards: Market value of stock vesting on termination (2)		---		---	27,200	27,200
Total Payment	$	---	$	---	$728,875	$421,454

___	____________
(1)
 Does not include the value of non-qualified deferred compensation benefits under our deferred compensation plans.  The value of these benefits as of December 31, 2008 is set forth in the section above entitled “Non-qualified Deferred Compensation in 2008.”

(2)
 Reflects the market value of unvested restricted stock units as of December 31, 2008.  Does not include the value associated with vested options. There were no unvested options held by the executive that were in the money on December 31, 2008.   Information about stock options and unvested restricted stock units as of December 31, 2008 is included in the “Outstanding Equity Awards at December 31, 2008” table.

(3)	This amount represents the estimated value of unvested deferred compensation under our 2005 Executive Compensation Plan and assumes the Compensation Committee elects to accelerate the vesting.

Our former Senior Vice President, Chief Legal Officer and Secretary, Laurie A. Allen, Esq., was employed with us until October 15, 2008.  In accordance with her employment and related agreements, which provided for a term of employment through December 31, 2010, upon separation of employment Ms. Allen’s outstanding stock options that would have vested over the remainder of her term were immediately vested and she has received or will receive the following payments:  continuation of base salary at an annual rate of $337,000 through the term; continuation of health and dental benefits for two years, totaling approximately $31,700; payment of her vested balances under our non-qualified deferred compensation plan, totaling approximately $237,180; payment of two times the Black-Scholes value of her forfeited stock options upon her departure, totaling $39,482; and reimbursement of legal expenses, under certain circumstances, associated with litigation she commences to enforce her rights under the agreements with the Company.  Certain amounts due to Ms. Allen under her employment and related agreements are being disputed by Ms. Allen.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2008:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in first column)
Equity Compensation Plans Approved by Securityholders	7,424,428	(1)	$4.98	2,452,673	(2)
Equity Compensation Plans not Approved by Securityholders	N/A		N/A	N/A
Total	7,424,428	(1)	$4.98	2,452,673	(2)

_______________
(1)
Consists of options to purchase 769,500 shares of common stock granted under our 1991 Stock Option Plans for Employees, Consultants, and Directors, options to purchase 25,000 shares of common stock granted under our 1994 Stock Option Plan for Non-Employee Directors, options to purchase 3,539,497 shares of common stock granted under our 2001 Stock Plan, and options to purchase 3,090,431 shares of common stock under our 2006 Long Term Incentive Plan.

(2)
Consists of 1,953,556 shares available for issuance under our 2006 Long Term Incentive Plan and 499,117 shares available for issuance under our 1997 Employee Stock Purchase Plan.  This amount does not include 7,000,000 shares proposed to be added to our 2006 Long-Term Incentive Plan as described in Proposal 2 in this proxy statement and 750,000 shares proposed to be added to our Amended and Restated 1997 Employee Stock Purchase Plan as described in Proposal 3 in this proxy statement.

REPORT OF THE AUDIT COMMITTEE

Management of the Company is responsible for our financial statements, financial reporting process and internal accounting, financial reporting and disclosure controls.  Our independent registered public accounting firm is responsible for (1) performing an audit of our annual consolidated financial statements and expressing an opinion as to the fair presentation of such financial statements in conformity with generally accepted accounting principles, (2) performing an audit of our system of internal control over financial reporting and expressing an opinion on the effectiveness thereof based on its audit, (3) reviewing our quarterly consolidated financial statements, and (4) other procedures as approved by the Audit Committee.  The Audit Committee is responsible for overseeing and reviewing these processes.

In connection with fulfilling its responsibilities with respect to our consolidated financial statements for the year ended December 31, 2008, the Audit Committee reviewed and discussed the audited financial statements and related footnotes and other disclosures with management and the independent registered public accounting firm, Deloitte & Touche LLP.  The Audit Committee also reviewed with management our financial reporting processes and internal accounting, financial reporting and disclosure controls, including those related to compliance with legal and regulatory requirements that impact its financial reporting and disclosure obligations.  This review included discussion with Deloitte & Touche LLP regarding the results of its audit of our consolidated financial statements and our system of internal control over financial reporting, as well as the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with Audit Committees.  The Audit Committee has also reviewed the written disclosures and letter required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence and has discussed with Deloitte & Touche LLP its independence from the Company.  The Audit Committee has considered whether the provision of non-audit services by Deloitte & Touche LLP to us is compatible with maintaining Deloitte & Touche LLP’s independence.  The Audit Committee has concluded that Deloitte & Touche LLP is independent from ARIAD and its management.  Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

Throughout 2008, the Audit Committee met on a regular basis with management and Deloitte & Touche LLP.  In such meetings, in addition to the review of the quarterly consolidated financial statements to be included in Forms 10-Q, the Audit Committee reviewed and discussed the critical accounting policies and significant judgments made by management in the preparation of our financial statements, the ongoing review, testing and assessment of the adequacy of internal controls, proposed changes to auditing and accounting principles and practices, and the effect of regulatory and accounting initiatives that may impact us.  The Audit Committee also reviewed and approved all audit and non-audit services and the fees related thereto, and addressed other matters as outlined in its charter.  In addition, the Audit Committee reviewed and reassessed the adequacy of its charter.

The Audit Committee has reviewed and evaluated the qualifications and performance of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.  Based on this review and evaluation, the Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm through the audit of our consolidated financial statements for 2009 and system of internal control over financial reporting as of December 31, 2009.

Respectfully submitted,

Wayne Wilson, Chairperson
Jay R. LaMarche
Massimo Radaelli, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of the common stock and our other equity securities.  Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis except that Statements of Beneficial Ownership on Form 4 for Dr. Berger, Mr. LaMarche, Mr. Berstein and Dr. Iuliucci related to the exchange of AGTI shares for ARIAD shares in connection with the merger of AGTI with and into ARIAD, which were required to be filed on October 17, 2008, were filed on November 21, 2008.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to our directors, officers and employees, including our chief executive officer and chief financial and accounting officers.  A copy of the Corporate Code of Conduct and Ethics is publicly available on the investor relations section of our website at www.ariad.com under the heading “Corporate Governance.”  Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct and Ethics will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is permitted by the rules of NASDAQ.

ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

Our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC, is available on the investor relations section of our website at www.ariad.com under the heading “SEC Filings.”  In addition, we will provide, without charge, a copy of this report (other than exhibits) to any record holder or beneficial owner of common stock entitled to vote at the Annual Meeting upon written request to Investor Relations, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234; telephone: (617) 494-0400; extension 2208; facsimile: (617) 225-2860; e-mail: investor@ariad.com.

To the extent this proxy statement has been or will be specifically incorporated by reference into any filing by ARIAD under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1

Election of Two Class 3 Directors to Hold Office until the 2012 Annual Meeting

Our certificate of incorporation, as amended, provides that the number of directors shall be fixed by our Board of Directors, which has fixed the number at six.  At a meeting held on April 3, 2009, our Board of Directors nominated Harvey J. Berger, M.D. and Wayne Wilson to stand for election at this year’s Annual Meeting, based upon the recommendation of our Nominating and Corporate Governance Committee.  Both nominees are currently directors.

Our certificate of incorporation provides that our Board of Directors shall be divided into three classes, as nearly equal in number as possible, with the directors in each class serving a term of three years and until their successors are duly elected and qualified.  As the term of one class expires, a successor class is elected at the Annual Meeting for that year.  At this year’s Annual Meeting, two Class 3 directors are to be elected to serve until the 2012 Annual Meeting and until their successors are duly elected and qualified.

It is intended that, if no contrary specification is made, the persons named as proxies shall vote for the nominees named below.  Our Board of Directors believes that both of the nominees will be available and able to serve as directors, but if for any reason any of the nominees named below should not be available to stand for election or be able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes recommended by our Board of Directors.

A plurality of the votes cast at the Annual Meeting will be required to elect the two nominees as Class 3 directors.

The Board of Directors recommends that you vote “FOR” the election of Harvey J. Berger, M.D. and Wayne Wilson as Class 3 directors, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 2

Approval of an Amendment to and Restatement of the 2006 Long-Term Incentive Plan to Increase the Number of Shares of Common Stock Available for Issuance under the Plan and to Remove the Limitation on the Number of Full-Value Awards Issuable under the Plan

The ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”), approved by our stockholders at our 2006 Annual Meeting, allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted stock, restricted stock units, performance-based stock awards and stock appreciation rights to employees, directors and consultants.  The purpose of awards under the 2006 Plan is to attract and retain key individuals, align employee and stockholder interests and closely link compensation with Company performance.  Our Board of Directors has determined that, in order to continue its policies and practices regarding our equity incentive programs, the number of shares available for awards under the 2006 Plan should be increased and the 2006 Plan terms should allow greater flexibility to grant full-value awards (such as restricted stock, restricted stock units and unrestricted grants of shares or other awards).  Therefore, on April 3, 2009, the Compensation Committee recommended and our Board of Directors approved amending and restating the 2006 Plan to reserve an additional 7,000,000 shares of our common stock for awards under the 2006 Plan and remove the limit on the number of full-value awards that can be issued under the 2006 Plan, subject to and effective upon approval of our stockholders at the Annual Meeting.

An increase in the number of shares reserved for issuance under the 2006 Plan is being requested at this time because only 541,060 shares remain available for future grants under the 2006 Plan as of April 24, 2009.  The 2006 Plan currently provides that, of the total shares authorized under the 2006 Plan, no more than 1.8 million shares may be issued in the form of full-value awards, which are awards whose intrinsic value is not solely dependent on appreciation in the price of the underlying shares following the date of grant.  The Board proposes to remove this limit to allow greater flexibility in the types of grants that may be made in the future consistent with our director compensation policy, our practice of granting full-value awards to our officers, and our overall compensation objectives and philosophy.  No other changes to the 2006 Plan are being proposed.  The 2006 Plan, as amended and restated subject to stockholder approval, is attached to this proxy statement as Appendix A.

The following table summarizes the award activity under the 2006 Plan since its inception in 2006 and the status of awards under the 2006 Plan as of April 24, 2009, prior to the impact of the proposed increase:

Shares reserved	4,500,000
Shares transferred from 2001 Stock Plan	1,714,627
Stock options awarded	(4,723,725)
Stock grants awarded	(1,819,500)
Shares forfeited	869,658

Shares available for future grant	541,060
Stock options exercised	27,750
Stock options outstanding	3,905,317

Upon approval of the 2006 Plan by the stockholders in 2006, the 2001 Stock Plan was terminated so that no additional awards could then be made under the 2001 Stock Plan.  Stock options outstanding under that plan at the time of its termination remained valid and outstanding stock options according to the terms of such awards.  Any of such outstanding stock options that were or will be subsequently forfeited by the optionees are transferred to the 2006 Plan and become available for future awards.  A total of 3,064,107 options currently remain outstanding under the 2001 Stock Plan as of April 24, 2009.

The 2006 Plan contains a number of provisions that we believe are consistent with the interests of shareholders, sound corporate governance practices and our equity compensation philosophy:

•
Continued broad-based eligibility for equity awards with reasonable annual dilution.  Our gross annual burn rate, defined as the number of stock option or stock awards granted divided by total common shares outstanding, for 2008, 2007 and 2006 was 3.03%, 3.74% and 1.12%.  On average, our three-year average burn rate was 2.63%.  This is significantly below the average burn rate of 3.70% for Russell 3000 companies in our Global Industry Classification Standard Group, which covers companies in the pharmaceuticals and biotechnology industry.  We intend to maintain responsible annual dilution levels related to our equity incentive plans, not including extraordinary events such as acquisitions.

•	No annual “Evergreen” provision. The 2006 Plan authorizes a fixed number of shares, thereby requiring stockholder approval of any additional authorization of shares.

•
No discount stock options or stock appreciation rights.  All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	No stock option or stock appreciation right repricings. The 2006 Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders.

•
No reload rights.  Stock options granted under the 2006 Plan do not contain provisions entitling participants to automatic grant of additional stock options in connection with the exercise of the original option.

•
Reasonable share counting provisions.  In general, shares of common stock reserved for awards granted under the 2006 Plan that lapse or are canceled are added back to the share reserve available for future awards.  However, shares of common stock tendered in payment of a stock option or shares of common stock withheld for taxes are not available again for grant.

•
Independent committee.  As it relates to our employees, the 2006 Plan is governed by the Compensation Committee, which consists of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and which meets the directors’ independence criteria of the National Association of Securities Dealers Automated Quotations (NASDAQ).

The following is a brief summary of the 2006 Plan.  This summary is qualified in its entirety by reference to the text of the 2006 Plan, as proposed to be amended, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose of the 2006 Plan

The 2006 Plan allows us, under the direction of the Compensation Committee, to make grants of stock options, restricted stock, restricted stock units, performance-based stock awards, and stock appreciation rights (any of which may or may not require the satisfaction of performance objectives) to key employees, consultants and directors who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success.  The purpose of these awards is to attract and retain key individuals, further align employee and stockholder interests, and to closely link compensation with Company performance.  The 2006 Plan provides an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders.  The 2006 Plan terminates on April 28, 2016.

Types of Awards

The 2006 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards:

Stock Options.  Stock options granted under the 2006 Plan may be either incentive stock options, which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, which is referred to as the Code, or non-qualified stock options, which are not intended to meet those requirements.
The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant and the term may not be longer than 10 years.  If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of common stock on the date of grant and the term may not be longer than five years.

Award agreements for stock options may include rules for exercise of the stock options after termination of service.  Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement.  If an award agreement does not have rules for exercise after termination of service, the stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.  Options, however, will not be exercisable if the termination of service was due to cause.

Stock Appreciation Rights.  A stock appreciation right entitles the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised.  Under the 2006 Plan, all stock appreciation rights must be settled in common stock, except as otherwise determined by the Compensation Committee.

Award agreements for stock appreciation rights may include rules for exercise of the stock appreciation rights after termination of service.  If an award agreement does not have rules for exercise after termination of service, the stock appreciation rights will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.  Stock appreciation rights, however, will not be exercisable if the termination of service was due to cause.

Restricted Stock.  Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions.  If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply.  For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Restricted Stock Units.  A restricted stock unit entitles the grantee to receive common stock, or cash (or other property) based on the value of common stock, after a “restricted period” during which the grantee must satisfy certain vesting conditions.  If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock unit is forfeited.  The Compensation Committee is authorized (but not required) to grant holders of restricted stock units the right to receive dividends on the underlying common stock.

Other Equity-Based Awards.  The 2006 Plan also authorizes the Compensation Committee to grant other types of equity-based compensation.  For example, the Compensation Committee may grant deferred stock units or shares of common stock upon the achievement of performance objectives.

Conditions on Awards

The 2006 Plan allows for the following conditions and restrictions on awards:

Vesting and Performance Objectives. Awards under the 2006 Plan are forfeitable until they become vested.  An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied.  The vesting conditions may include performance of services for a specified period, achievement of “performance objectives” (as enumerated in the 2006 Plan), or a combination of both.  The Compensation Committee also has authority to provide for accelerated vesting, including upon the occurrence of an event such as a change of control.

Transferability. In general, awards under the 2006 Plan may not be assigned or transferred except by will or the laws of descent and distribution.  However, the Compensation Committee may allow the transfer of non-qualified stock options to members of a participant’s immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant’s immediate family.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2006 Plan, based on the current provisions of the Code and regulations, are as follows.  Changes to these laws could alter the tax consequences described below.  This summary assumes that all awards granted under the 2006 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Stock Options.  The grant of a stock option will have no tax consequences to the recipient or to ARIAD or its affiliates.  In general, upon the exercise of an incentive stock option, the employee will not recognize income and the employer will not be entitled to a tax deduction.  However, the excess of the acquired shares’ fair market value on the exercise date over the exercise price is included in the employee’s income for purposes of the alternative minimum tax.

Upon the exercise of a non-qualified stock option, the employee (or consultant or director, as applicable) will generally recognize ordinary income equal to the excess of the acquired shares’ fair market value on the exercise date over the exercise price, and ARIAD (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount.  If the acquired shares are restricted stock (i.e., they are not transferable and are subject to a substantial risk of forfeiture), the tax consequences for restricted stock (described below) will apply.

If an employee (or consultant or director) transfers non-qualified stock options to members of his or her immediate family or to a trust, partnership, or corporation (as described above), the transfer will not be a taxable event.  Upon the exercise of the non-qualified stock options (by the family member, trust, partnership, or corporation), the employee (or consultant or director) will recognize ordinary income.

Stock Appreciation Rights.  The grant of a stock appreciation right will have no tax consequences to the recipient or to ARIAD or its affiliates.  Upon the exercise of a stock appreciation right, the employee (or consultant or director, as applicable) will recognize ordinary income equal to the received shares’ fair market value on the exercise date, and ARIAD (or the affiliate that granted the option) will generally be entitled to a tax deduction in the same amount.

Restricted Stock, Restricted Stock Units, and Other Equity Awards.  In general, the grant of restricted stock, a restricted stock unit, or other equity awards will have no tax consequences to the recipient or to ARIAD or its affiliates.  When the award is settled (or, in the case of restricted stock, when the restrictions are lifted), the employee (or consultant or director, as applicable) will recognize ordinary income equal to the excess of (1) the applicable shares’ fair market value on the date the restrictions are lifted over (2) the amount, if any, paid for the shares by the employee (or consultant or director); ARIAD (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount.  If the award is settled in cash or other property, the employee (or consultant or director) will recognize ordinary income equal to the net amount received, and ARIAD (or the affiliate that granted the award) will generally be entitled to a tax deduction in the same amount) subject to deduction limitations under Section 162(m) of the Code.  The grantee of a restricted stock award may elect to be taxed on the date of grant by filing a “Section 83(b) election” rather than on the date when the restrictions are lifted.

Sale of Shares.  When an employee (or director or consultant) sells shares received under any award other than an incentive stock option, the employee (or director or consultant) will recognize capital gain or loss equal to the difference between the sale proceeds and the employee’s (or director’s or consultant’s) basis in the shares.  In general, the basis in the shares is the amount of ordinary income recognized upon receipt of the shares (or upon the lifting of restrictions, in the case of restricted stock) plus any amount paid for the shares.

When an employee disposes of incentive stock option shares, the difference between the amount realized by the employee and the exercise price will generally constitute a capital gain or loss, as the case may be.  However, if the employee does not hold the incentive stock option shares for more than one year after exercising the incentive stock option and for more than two years after the grant of the incentive stock option, then: (1) the excess of the incentive stock option shares’ fair market value on the exercise date over the exercise price will generally be treated as ordinary income for the employee; (2) the difference between the sale proceeds and the incentive stock option shares’ fair market value on the exercise date will be treated as a capital gain or loss for the employee; and (3) the employer will generally be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee.

Deduction Limits.  In general, under Section 162(m) of the Code, a corporation is denied a tax deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year.  “Performance-based compensation” is not subject to this deduction limit.  The 2006 Plan permits the grant of awards that qualify as performance-based compensation—such as restricted stock and restricted stock units that are conditioned on achievement of one or more performance objectives, and stock options and stock appreciation rights—and of awards that do not so qualify—such as restricted stock and restricted stock units that are not conditioned on achievement of performance objectives.

The possible performance objectives and other terms of awards of performance-based restricted stock or restricted stock units are subject to re-approval by our stockholders at a future stockholder meeting at or prior to the annual stockholder meeting in 2011 in order for future grants of such awards to qualify as “performance-based compensation.”  If the performance objectives and other terms are not re-approved at or prior to such time, any restricted stock or restricted stock units intended to be considered “performance-based compensation” after that meeting will not be qualified under Section 162(m) of the Code, unless the vesting of such awards is based upon stockholder approval of the performance objectives and the other material terms of the awards.

Awards Not Nonqualified Deferred Compensation.  Awards under the 2006 Plan are not intended to be nonqualified deferred compensation.  The Compensation Committee is required to administer, interpret, and construe the 2006 Plan in a manner that is intended to not give rise to tax liability under Section 409A of the Code.

Plan Benefits

All awards to employees, directors and consultants under the 2006 Plan are made at the discretion of the Compensation Committee or its designee.  Therefore, except as set forth in the table below for grants already made under the 2006 Plan, the future benefits and amounts that will be received or allocated under the 2006 Plan are not determinable at this time. The following table sets forth the number of shares of common stock underlying outstanding stock options and restricted stock units under the 2006 Plan for each person or group named in the table as of April 24, 2009:

Name and Position	Number of Shares of Common Stock Underlying Outstanding Awards

Harvey J. Berger, M.D., Chairman and Chief Executive Officer and nominee for Class 3 director	529,000
Timothy P. Clackson, Ph.D., Senior Vice President, Chief Scientific Officer	243,000
Pierre F. Dodion, M.D., Senior Vice President, Chief Medical Officer	184,000
Edward M. Fitzgerald, Senior Vice President, Chief Financial Officer and Treasurer	230,000
John D. Iuliucci, Ph.D., Senior Vice President, Development	191,000
Laurie A. Allen, Esq., Former Senior Vice President, Chief Legal Officer and Secretary	---
Wayne Wilson, nominee for Class 3 Director	25,000
All current executive officers as a group	1,882,000
All current directors who are not executive officers as a group	140,000
All employees as a group (including officers who are not executive officers)	3,007,317

On April 24, 2009, the closing market price per share of our common stock was $1.52 as reported by NASDAQ.

The Board of Directors recommends that you vote “FOR” the approval of the amendment to the ARIAD Pharmaceuticals, Inc. 2006 Long-Term Incentive Plan, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 3

Approval of an Amendment to the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan to Increase the Number of Shares of Common Stock Available for Issuance under the Plan

The Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (the “ESPP”) provides our eligible employees and those of our participating subsidiaries with the opportunity to purchase shares of our common stock through payroll deductions.  Our Board of Directors has determined that in order to continue to allow participation in the ESPP as a means to attract and retain talented employees, the number of shares available for issuance under the ESPP should be increased.  Therefore, on April 24, 2009, the Compensation Committee recommended and our Board of Directors approved amending the ESPP to reserve an additional 750,000 shares of common stock for issuance under the ESPP, effective on July 1, 2009, subject to approval of our stockholders at the Annual Meeting.

The ESPP was established in 1997 and initially had 500,000 shares authorized for issuance.  At the 2008 Annual Meeting, the stockholders of the Company authorized an additional 500,000 shares for issuance under the ESPP.  As of April 24, 2009, we had issued and employees had purchased 730,890 shares of the total of 1,000,000 shares authorized under the ESPP, of which 286,050 were issued in the period from the 2008 Annual Meeting to the current date, and 269,110 shares remain available for future issuance.  Due to an increase in the number of employees participating in the ESPP and a decrease in the market price of our common stock over the past year, we have issued shares of our common stock under the ESPP at a faster rate than we have historically and than we expected at this time last year, since, as described below, participants in the ESPP elect to purchase shares valued at a set percentage of their salary rather than a set number of shares.  Accordingly, without this amendment, there will be insufficient authorized shares for future issuances.  Assuming approval of the proposed amendment to the ESPP by the stockholders, the number of shares authorized for issuance under the ESPP will increase by 750,000 shares to a total of 1,750,000 shares and the number of shares available for future issuance under the plan will increase from 269,110 to 1,019,110.

Description of the ESPP

The following is a summary of the material features of the ESPP.  The following summary does not purport to be complete and is qualified in its entirety by reference to the terms of the ESPP, which is attached to this proxy statement as Appendix B.

Purpose. The purpose of the ESPP is to provide our eligible employees with the opportunity to purchase shares of our common stock through payroll deductions.

Eligibility to Participate. Employees of ARIAD who have been employed for three months are eligible to elect to participate in the ESPP.  Employees who would own stock and/or hold outstanding options to purchase stock representing five percent or more of our voting stock or the voting stock of any of our subsidiaries and employees whose customary employment is for not more than five months in any calendar year and for at least twenty hours a week are not eligible to participate in the ESPP.  As of April 24, 2009, approximately 150 employees were eligible to participate and approximately 50 employees were participating in the ESPP.

Shares Subject to the ESPP.  Currently, the maximum number of shares of common stock that are available for issuance under the ESPP is 1,000,000 shares, of which 730,890 shares have already been issued.  Shares sold under the ESPP may be authorized but unissued shares or treasury shares or may come from any other proper source. In the event of any stock split or other change in our capital structure, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the ESPP.  If shareholders approve the proposed amendment to the ESPP, an additional 750,000 shares of common stock will be available for issuance under the ESPP.  The aggregate total number of shares available for issuance under the ESPP as of July 1, 2009 will be these 750,000 shares plus any shares remaining available for grant as of that date from the 1,000,000 shares authorized to date under the ESPP, subject to adjustment.  As of April 24, 2009, the closing price of our common stock as reported on NASDAQ was $1.52.

Administration, Amendment and Termination: Plan Term. Subject to the terms of the ESPP, our Board of Directors supervises and administers the ESPP and has the power to interpret and determine questions arising in connection with the ESPP.  Our Board of Directors, in its sole discretion, may amend or terminate the ESPP at any time and for any reason, except that no amendment may adversely affect the rights of any participant with respect to any then outstanding option to purchase shares under the ESPP.  Unless sooner terminated, the ESPP will terminate on March 10, 2017.

Enrollment and Contributions.  Eligible employees voluntarily elect whether or not to enroll in the ESPP and may cancel participation at any time (subject to ESPP rules).  Each purchase period under the ESPP lasts for three months.  Employees contribute to the ESPP through payroll deductions.  Participating employees generally may contribute up to 10% of their eligible compensation through after-tax payroll deductions.  After the purchase period begins, employees are only allowed to decrease their current contribution percentage on one occasion, subject to ESPP rules.

Purchase of Shares.  On the last business day of each three-month purchase period, each participating employee’s payroll deductions are used to purchase shares of common stock for the employee.  The price of the shares purchased will be the lesser of 85% of the closing price, or the closing bid if no sales were reported, of a share of common stock as reported in the Wall Street Journal (or, if not reported there, in such other source that the Board of Directors deems reliable (i) on the first business day of the applicable purchase period or (ii) on the last day of the applicable purchase period.  During any single year, no employee may purchase under the ESPP shares of common stock having a fair market value of more than $25,000.

Termination of Participation.  Participation in the ESPP terminates when a participating employee’s employment with ARIAD ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended such that the employee no longer is eligible to participate.

Federal Income Tax Consequences

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.  As a result, the material U.S. federal income tax consequences of the purchase of shares of common stock under the ESPP are as follows:

•
An employee will have no taxable income when the shares of common stock are purchased for him or her under the ESPP.  The employee generally will be taxed when he or she sells or otherwise disposes of the stock.  The employee’s income tax treatment depends on whether shares are sold within 24 months after the first day of the three-month purchase period in which the shares were purchased (the “24-month holding period”).

•
If an employee sells or otherwise disposes of the shares within the 24-month holding period, the employee will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price and ARIAD will be entitled to a tax deduction for the same amount.

•
If an employee sells or otherwise disposes of the shares after holding the shares for the 24-month holding period, the employee will recognize ordinary income at the time in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the purchase period over the purchase price, or (ii) the excess of the fair market value of the shares at the time of disposition over the purchase price.  ARIAD will not be entitled to any tax deduction with respect to shares purchased under the ESPP if the shares are held for the 24-month holding period.

•	The employee may also recognize capital gain or loss at the time of disposition of the shares, either short-term or long-term, depending on the holding period for the shares.

New Plan Benefits

Because benefits under the ESPP will depend on employees’ elections to participate and to purchase shares under the ESPP at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees.  Non-employee directors are not eligible to participate in the ESPP.  The maximum value of shares that may be purchased in any calendar year by any participant in the ESPP is $25,000.

The Board of Directors recommends that the stockholders vote “FOR” the proposal to amend the ESPP to increase the number of shares of common stock available for issuance under the ESPP, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

PROPOSAL 4

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2009.  Our Board of Directors has ratified this selection.  Deloitte & Touche LLP has served as our independent registered public accounting firm since 1991.  Deloitte & Touche LLP has advised us that it does not have any direct or indirect financial interest in ARIAD.  Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be given the opportunity to make a statement if they so choose.  They will also be available to respond to appropriate questions raised by those in attendance at the Annual Meeting.

Before it selected Deloitte & Touche LLP as our independent registered public accounting firm, our Audit Committee carefully considered the qualifications of Deloitte & Touche LLP, including the firm’s performance in prior years, the competence of personnel assigned to our engagement and its reputation for integrity, quality, and competence in the fields of accounting and auditing.  Our Audit Committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to ARIAD is compatible with that firm’s independence.

Stockholders will be asked at the Annual Meeting to ratify the selection of Deloitte & Touche LLP.  If the stockholders ratify the selection of Deloitte & Touche LLP, our Audit Committee may still, in its discretion, decide to appoint a different independent registered public accounting firm at any time during the year 2009, if it concludes that such a change would be in the best interests of ARIAD and our stockholders.  If the stockholders fail to ratify the selection, our Audit Committee will reconsider, but not necessarily rescind the retention of Deloitte & Touche LLP.

Audit and Non-Audit Fees

For the fiscal years ending December 31, 2008 and 2007, we paid Deloitte & Touche LLP the following fees:

	2008	2007

Audit Fees	$338,550	$259,878
Audit-Related Fees	24,000	23,000
Tax Fees	390,829	45,760
All Other Fees	56,755	7,202
Total	$810,134	$335,840

Audit Fees include fees for audit of our annual financial statements, the review of our quarterly financial statements included in reports on Form 10-Q, the review of SEC filings, including Deloitte & Touche’s consents, and the audit of our system of internal control over financial reporting as well as the audit of management’s assessment of the effectiveness thereof.  Audit-Related Fees include fees for the audits of employee benefit plan financial statements.  Tax Fees include fees for preparation of tax returns as well as tax planning and advice.  All Other Fees include fees for consultation regarding accounting and financial reporting matters during the year.  All of the services set forth above were approved by our Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, our Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, our Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

On a quarterly basis, management submits a report to our Audit Committee for their approval, outlining the services planned or anticipated to be rendered by the independent registered public accounting firm, and the estimated fees for such services, within the following two calendar quarters.  The services are outlined according to the four categories of services defined above, (i.e. Audit, Audit-Related, Tax and All Other).  Actual fees incurred relative to estimated fees are reported to our Audit Committee each quarter.

To ensure prompt consideration of unexpected services, our Audit Committee has delegated authority to the Chair of our Audit Committee to pre-approve services to be rendered.  Any such actions taken by the Chair must be reported to our Audit Committee at its next scheduled meeting.

A majority of the votes cast at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2009.

The Board of Directors recommends that the stockholders vote “FOR” ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, and proxies solicited by the Board of Directors will be voted in favor thereof, unless a stockholder has indicated otherwise on the proxy.

 STOCKHOLDERS’ PROPOSALS AND NOMINATIONS
FOR DIRECTOR FOR 2010 ANNUAL MEETING

In order to be considered for inclusion in proxy materials for the Annual Meeting to be held in 2010, stockholder proposals must be received by us on or before January 8, 2010.  For stockholder proposals which are not to be included in proxy materials for the Annual Meeting to be held in 2010, in order for a stockholder to nominate a person or persons for election to the Board of Directors or to properly bring other business before the 2010 Annual Meeting, notice of such nomination or business proposal must be received not earlier than February 19, 2010 and not later than March 21, 2010.  Stockholder proposals must be received marked for the attention of:  Raymond T. Keane, Esq., Secretary, ARIAD Pharmaceuticals, Inc., 26 Landsdowne Street, Cambridge, Massachusetts 02139-4234.

OTHER MATTERS

Electronic Delivery of Stockholder Communications

This proxy statement and the 2008 Annual Report are available at www.proxyvote.com.  We also offer our stockholders the opportunity to receive stockholder communications electronically.  By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your stockholder votes on line.  You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs.  If you have any questions about electronic delivery, please call our investor relations office at 617-494-0400, extension 2208.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents.  The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family.  This practice, referred to as “householding,” benefits both you and ARIAD.  It reduces the volume of duplicate information received at your household and helps to reduce our expenses.  The rule applies to our annual reports, proxy statements and information statements.  Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice.  Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling its toll free number, (877) 282-1168.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below.  Conversely, if you share an address with another ARIAD shareholder and together both of you would like to receive only a single set of our annual disclosure statements, follow these instructions:

•
If your ARIAD shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A. and inform them of your request by calling them at (877) 282-1168 or writing them at P.O. Box 43078, Providence, RI  02940-3078.

•
If a broker or other nominee holds your ARIAD shares, please contact the broker or other nominee directly and inform them of your request.  Be sure to include your name, the name of your brokerage firm and your account number.

Other Business

The Board of Directors, at the time of the preparation of this proxy statement, knows of no business to come before the Annual Meeting other than that referred to herein.  If any other business should come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies received and not thereafter revoked in accordance with their best judgment.

By Order of the Board of Directors,

Raymond T. Keane, Esq.
Secretary

April 29, 2009

APPENDIX A

ARIAD Pharmaceuticals, Inc.
2006 Long-Term Incentive Plan
(as amended on April 3, 2009)

Article 1
Background and Purpose

1.1.
Background. This 2006 Long-Term Incentive Plan (the “Plan”) permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and other equity-based awards.

1.2.
Purpose. The purposes of the Plan are (a) to attract, reward and retain highly competent persons as Employees, Directors, and Consultants of the Company; (b) to provide additional incentives to such Employees, Directors, and Consultants by aligning their interests with those of the Company’s shareholders; and (c) to promote the success of the business of the Company.

1.3
Eligibility. Service Providers who are Employees, Consultants determined by the Committee to be significantly responsible for the success and future growth and profitability of the Company, or Directors are eligible to be granted Awards under the Plan. However, Incentive Stock Options may be granted only to Employees.

1.4.	Definitions. Capitalized terms used in the Plan and not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

Article 2
Share Limits

2.1.	Shares Subject to the Plan.

(a)
Share Reserve. Subject to adjustment under Section 2.3 of the Plan, Awards may be made under the Plan for up to 11,500,000 Shares plus the number of Shares previously authorized for issuance under the Company’s 2001 Stock Plan (i) that are not subject to outstanding awards on the date of the 2006 annual meeting of Company’ stockholders; or (ii) that become available for future award grants as a result of the subsequent forfeiture, lapse or expiration of awards granted pursuant to the 2001 Plan that were outstanding as of the date of the 2006 annual meeting of the Company’s stockholders.  All of the available Shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options. At all times the Company will reserve and keep available a sufficient number of Shares to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Shares.

(b)
Shares Counted Against Limitation. If an Award is exercised, in whole or in part, by tender or attestation of Shares under Section 5.4(b), or if the Company’s tax withholding obligation is satisfied by withholding Shares under Section 10.7(b), the number of Shares deemed to have been issued under the Plan (for purposes of the limitation set forth in this Section 2.1) shall be the number of Shares that were subject to the Award or portion thereof so exercised, and not the net number of Shares actually issued upon such exercise.

(c)
Lapsed Awards. If an Award: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part (including as a result of Shares constituting or subject to an Award being repurchased by the Company pursuant to a contractual repurchase right), then the unissued Shares that were subject to such Award and/or such surrendered, canceled, or forfeited Shares (as the case may be) shall become available for future grant or sale under the Plan (unless the Plan has terminated), subject however, in the case of Incentive Stock Options, to any limitations under the Code.

(d)
Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors, consultants or advisors of another company (an “Acquired Company”) in connection with a merger, consolidation or similar transaction involving such Acquired Company with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the Acquired Company. The Committee may direct that the substitute Awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 2.1(a) and 2.2.

2.2.
Individual Share Limit. In any Tax Year, no Service Provider shall be granted Awards with respect to more than 500,000 Shares. The limit described in this Section 2.2 shall be construed and applied consistently with Section 162(m) of the Code, except that this limit shall apply to all Service Providers.

(a)
Awards not Settled in Shares. If an Award is to be settled in cash or any medium other than Shares, the number of Shares on which the Award is based shall count toward the individual share limit set forth in this Section 2.2.

(b)	Canceled Awards. Any Awards granted to a Participant that are canceled shall continue to count toward the individual share limit applicable to that Participant set forth in this Section 2.2.

2.3.
Adjustments. The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Shares (whether in the form of cash, Shares, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company or any similar, unusual or extraordinary corporate transaction (or event in respect of the Shares) or a sale of all or substantially all the assets of the Company occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(a)
proportionately adjust any or all of (i) the number and type of Shares (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (ii) the number, amount and type of Shares (or other securities or property) subject to any or all outstanding Awards, (iii) the grant, purchase, or exercise price of any or all outstanding Awards, (iv) the securities, cash or other property deliverable upon exercise of any outstanding Awards or (v) the performance standards appropriate to any outstanding Awards (subject to the limitations for performance based compensation under Section 162(m) of the Code), or

(b)
in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for (i) a cash payment, (ii) the substitution or exchange of any or all outstanding Awards, (iii) the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable with respect to Shares upon or in respect of such event, (iv) all vested Options and Stock Appreciation Rights to be exercised by a date certain in connection with such event at which time these stock rights (whether or not then vested) shall terminate, provided Participants are provided advance written notice or (v) a combination of the foregoing, which may vary among Participants.

The Committee shall value Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, Stock Appreciation Rights or similar stock rights, may base such settlement solely upon the excess if any of the per Share amount payable upon or in respect of such event over the exercise price of the Award. The Committee’s determination with respect to any adjustments under this Section 2.3 shall be final and conclusive. The Committee may act under this Section 2.3 at any time to the extent that the Committee deems such action necessary to permit a Participant to realize the benefits intended to be conveyed with respect to the underlying Shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 2.3(a) above shall nevertheless be made.

Article 3
Plan Administration

3.1.	Administrator. The Plan shall be administered by the Committee.

3.2.
Powers of the Committee. Subject to the provisions of the Plan, Applicable Law, and the specific duties delegated by the Board to the Committee, the Committee shall have the authority in its discretion: (a) to determine the Fair Market Value; (b) to select the Service Providers to whom Awards may be granted hereunder and the types of Awards to be granted to each; (c) to determine the number of Shares to be covered by each Award granted hereunder; (d)to determine whether, to what extent, and under what circumstances an Award may be settled in cash, Shares, other securities, other Awards, or other property; (e) to approve forms of Award Agreements; (f) to determine, in a manner consistent with the terms of the Plan, the terms and conditions of any Award granted hereunder, based on such factors as the Committee, in its sole discretion, shall determine; (g) to construe and interpret the terms of the Plan and Award Agreements; (h) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (i) to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established pursuant to Section 12.1 of the Plan; (j) to authorize withholding arrangements pursuant to Section 10.7(b) of the Plan; (k) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee; (l) to accelerate the vesting of an Award; and (m) to make all other determinations and take all other action described in the Plan or as the Committee otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

3.3.
Compliance with Applicable Law. The Committee shall administer, construe, interpret, and exercise discretion under the Plan and each Award Agreement in a manner that is consistent and in compliance with a reasonable, good faith interpretation of all Applicable Laws, and that avoids (to the extent practicable) the classification of any Award as “deferred compensation” for purposes of Section 409A of the Code, as determined by the Committee. Notwithstanding the foregoing, the failure to satisfy the requirements of Section 409A or Section 162(m) with respect to the grant of an Award under the Plan shall not affect the validity of the action of the Committee otherwise duly authorized and acting in the matter.

3.4.
Effect of Committee’s Decision and Committee’s Liability. The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards. Neither the Committee nor any of its members shall be liable for any act, omission, interpretation, construction, or determination made in good faith in connection with the Plan or any Award Agreement.

3.5.
Delegation to Chief Executive Officer. To the extent permitted by Applicable Law, the Committee may delegate to the Chief Executive Officer the powers: (a) to designate Service Providers who are not Executive Officers as eligible to participate in the Plan; and (b) to determine the amount and type of Awards that may be granted to Service Providers who are not Executive Officers.

3.6.
Awards may be Granted Separately or Together. In the Committee’s discretion, Awards may be granted alone, in addition to, or in tandem with any other Award or any award granted under another plan of the Company or an Affiliate. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times.

Article 4
Vesting and Performance Objectives

4.1.
General. The vesting schedule or Period of Restriction for any Award shall be specified in the Award Agreement. The criteria for vesting and for removing restrictions on any Award may include (i) performance of substantial services for the Company for a specified period; (ii) achievement of one or more Performance Objectives; or (iii) a combination of (i) and (ii), as determined by the Committee.

4.2.
Period of Absence from Providing Substantial Services. Except as provided under Section 4.5 below with respect to Disability, to the extent that vesting or removal of restrictions is contingent on performance of substantial services for a specified period, a leave of absence (whether paid or unpaid) shall not count toward the required period of service unless the Award Agreement specifically provides otherwise.

4.3.	Performance Objectives.

(a)
Possible Performance Objectives. Any Performance Objective shall relate to the Service Provider’s performance for the Company (or an Affiliate) or the Company’s (or Affiliate’s) business activities or organizational goals, and shall be sufficiently specific that a third party having knowledge of the relevant facts could determine whether the Performance Objective is achieved. The Performance Objectives with respect to any Award may be one or more of the following General Financial and/or Operational Objectives, as established by the Committee in its sole discretion:

(i)	General Financial Objectives:

•	Increasing the Company’s net sales
•	Achieving a target level of earnings (including gross earnings; earnings before certain deductions, such as interest, taxes, depreciation, or amortization; or earnings per Share)
•
Achieving a target level of income (including net income or income before consideration of certain factors, such as overhead) or a target level of gross profits for the Company, an Affiliate, or a business unit

•	Achieving a target return on the Company’s (or an Affiliate’s) capital, assets, or stockholders’ equity

•	Maintaining or achieving a target level of appreciation in the price of the Shares
•	Increasing the Company’s (or an Affiliate’s) market share to a specified target level
•	Achieving or maintaining a Share price that meets or exceeds the performance of specified stock market indices or other benchmarks over a specified period
•	Achieving a level of Share price, earnings, or income performance that meets or exceeds performance in comparable areas of peer companies over a specified period
•	Achieving specified reductions in costs
•	Achieving specified improvements in collection of outstanding accounts or specified reductions in non-performing debts

(ii)	Operational Objectives:

•	Expanding one or more products into one or more new markets
•	Acquiring a prescribed number of new customers in a line of business
•	Achieving a prescribed level of productivity within a business unit
•	Completing specified projects within or below the applicable budget
•	Completing acquisitions of other businesses
•	Expanding into other markets
•	Achieving progress in research and development programs
•	Achieving regulatory milestones related to development and approval of products

(b)
Stockholder Approval of Performance Objectives. The list of possible Performance Objectives set forth in Section 4.3(a), above, and the other material terms of Awards of Restricted Stock or Restricted Stock Units that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, shall be subject to reapproval by the Company’s stockholders at the first stockholder meeting that occurs in 2011. No Award of Restricted Stock or Restricted Stock Units that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code shall be made after that meeting unless stockholders have reapproved the list of Performance Objectives, or unless the vesting of the Award is made contingent on stockholder approval of the Performance Objectives and other material terms of such Awards.

(c)
Documentation of Performance Objectives. With respect to any Award, the Performance Objectives shall be set forth in writing no later than 90 days after commencement of the period to which the Performance Objective(s) relate(s) (or, if sooner, before 25% of such period has elapsed) and at a time when achievement of the Performance Objectives is substantially uncertain. Such writing shall also include the period for measuring achievement of the Performance Objectives, which shall be no greater than five consecutive years, as established by the Committee. Once established by the Committee, the Performance Objective(s) may not be changed to accelerate the settlement of an Award or to accelerate the lapse or removal of restrictions on Restricted Stock that otherwise would be due upon the attainment of the Performance Objective(s).

(d)
Committee Certification. Prior to settlement of any Award that is contingent on achievement of one or more Performance Objectives, the Committee shall certify in writing that the applicable Performance Objective(s) and any other material terms of the Award were in fact satisfied. For purposes of this Section 4.3(d), approved minutes of the Committee shall be adequate written certification.

(e)	Negative Discretion. The Committee may reduce, but may not increase, the number of Shares deliverable or the amount payable under any Award after the applicable Performance Objectives are satisfied.

4.5.
Effect of Termination of Service for Death or Disability on Vesting. Except as provided to the contrary in an Award Agreement, in the event that the Participant’s Termination of Service is the result of death or Disability, a pro-rata portion of the Award that would have vested had the Participant not died or become Disabled, as applicable, as of the next following vesting date shall vest, with such pro-rata number to be calculated using a fraction, the numerator of which is the number of days the Participant remained a Service Provider since the immediately preceding vesting date, and the denominator of which is the total number of days between the immediately preceding vesting date and the next following vesting date.

Article 5
Stock Options

5.1.
Terms of Option. Subject to the provisions of the Plan, the type of Option, term, exercise price, vesting schedule, and other conditions and limitations applicable to each Option shall be as determined by the Committee and shall be stated in the Award Agreement.

5.2.	Type of Option.

(a)	Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Option.

(b)
Neither the Company nor the Committee shall have liability to a Participant or any other party if an Option (or any part thereof) which is intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. In addition, the Committee may make an adjustment or substitution described in Section 2.3 of the Plan that causes the Option to cease to qualify as an Incentive Stock Option without the consent of the affected Participant or any other party.

5.3.	Limitations.

(a)
Maximum Term. No Option shall have a term in excess of 10 years measured from the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), the term of such Incentive Stock Option shall not exceed five years measured from the date the Option is granted.

(b)
Minimum Exercise Price. Subject to Section 2.3(b) of the Plan, the exercise price per share of an Option shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted. In the case of any Incentive Stock Option granted to a 10% Stockholder (as defined in Section 5.3(e), below), subject to Section 2.3(b) of the Plan, the exercise price per share of such Incentive Stock Option shall not be less than 110% of the Fair Market Value per Share on the date the Option is granted.

(c)
$100,000 Limit for Incentive Stock Options. Notwithstanding an Option’s designation, to the extent that Incentive Stock Options are exercisable for the first time by the Participant during any calendar year with respect to Shares whose aggregate Fair Market Value exceeds

$100,000 (regardless of whether such Incentive Stock Options were granted under the Plan, the 2001 Plan, or any other plan of the Company or any Affiliate), such Options shall be treated as Non-Qualified Options. For purposes of this Section 5.3(d), Fair Market Value shall be measured as of the date the Option was granted and Incentive Stock Options shall be taken into account in the order in which they were granted consistent with Applicable Law.

(d)
10% Stockholder. For purposes of this Section 5.3, a “10% Stockholder” is an individual who, immediately before the date an Award is granted, owns (or is treated as owning) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or an Affiliate), determined under Section 424(d) of the Code.

5.4.
Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant.  To the extent approved by the Committee, the consideration for exercise of an Option may be paid in any one, or any combination, of the forms of consideration set forth in subsections (a), (b), (c), and (d) below.

(a)	Cash Equivalent. Consideration may be paid by cash, check, or other cash equivalent approved by the Committee.

(b)
Tender or Attestation of Shares. Consideration may be paid by the tendering of other Shares to the Company or the attestation to the ownership of the Shares that otherwise would be tendered to the Company in exchange for the Company’s reducing the number of Shares issuable upon the exercise of the Option. Shares tendered or attested to in exchange for Shares issued under the Plan must be held by the Service Provider for at least six months prior to their tender or their attestation to the Company and may not be Shares of Restricted Stock at the time they are tendered or attested to. The Committee shall determine acceptable methods for tendering or attesting to Shares to exercise an Option under the Plan and may impose such limitations and prohibitions on the use of Shares to exercise Options as it deems appropriate. For purposes of determining the amount of the Option price satisfied by tendering or attesting to Shares, such Shares shall be valued at their Fair Market Value on the date of tender or attestation, as applicable.

(c)
Broker-Assisted Cashless Exercise. Subject to the Committee’s approval, consideration may be paid by the Participant’s (i) irrevocable instructions to the Company to deliver the Shares issuable upon exercise of the Option promptly to a broker (acceptable to the Company) for the Participant’s account, and (ii) irrevocable instructions to the broker to sell Shares sufficient to pay the exercise price and upon such sale to deliver the exercise price to the Company. A Participant may use this form of exercise only if the exercise would not subject the Participant to liability under Section 16(b) of the Exchange Act or would be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act or any other exemption from such liability. The Company shall deliver an acknowledgement to the broker upon receipt of instructions to deliver the Shares, and the Company shall deliver the Shares to such broker upon the settlement date. Upon receipt of the Shares from the Company, the broker shall deliver to the Company cash sale proceeds sufficient to cover the exercise price and any applicable withholding taxes due. Shares acquired by a cashless exercise shall be deemed to have a Fair Market Value on the Option exercise date equal to the gross sales price at which the broker sold the Shares to pay the exercise price.

(d)	Other Methods. Consideration may be paid using such other methods of payment as the Committee, at its discretion, deems appropriate from time to time.

5.5.	Exercise of Option.

(a)
Procedure for Exercise. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. An Option shall be deemed exercised when the Committee receives: (i) written or electronic notice of exercise from the person entitled to exercise the Option and (ii) full payment for the Shares (in a form permitted under Section 5.4 of the Plan) with respect to which the Option is exercised.

(b)
Termination of Relationship as a Service Provider. Except as otherwise provided in the Award Agreement, in the event of Termination of Service before exercise of an Option, the following rules shall apply:

(i)	If the Participant’s Termination of Service is for Cause, no portion of the Option may be exercised, and the Option will immediately expire upon the Termination of Service;

(ii)	An Option may be exercised after the Participant’s Termination of Service only to the extent that the Option was vested as of the Termination of Service;

(iii)	An Option may not be exercised after the expiration of the term of such Option as set forth in the Award Agreement;

(iv)
Unless a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may not exercise the vested portion of an Option more than three months after such Termination of Service;

(v)
If a Participant’s Termination of Service is the result of the Participant’s death or Disability, the Participant may exercise the vested portion of an Option up to 12 months after Termination of Service; and

(vi)	After the Participant’s death, his Beneficiary may exercise an Option only to the extent that the deceased Participant was entitled to exercise such Incentive Stock Option as of the date of his death.

If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of an Option, that either before or after the Participant’s Termination of Service the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Option is forfeited immediately.

(c)
Rights as a Stockholder. Shares subject to an Option shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the Option exercise date. Until such Option exercise date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Option. In the event that the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, an Option are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Option. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

(d)
Notice of Disqualifying Disposition. If an Option is designated as an Incentive Stock Option, the Participant must give prompt notice to the Company of any disposition or other transfer of any Shares acquired under the Award Agreement if such disposition or transfer is made (a) within two years from the date of grant with respect to such Shares or (b) within one year after the transfer of such Shares to the Participant. The notice must specify the date of disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

5.6.
Repurchase Rights. The Committee shall have the discretion to grant Options which are exercisable for unvested Shares. If the Participant ceases to be a Service Provider while holding such unvested Shares, the Company shall have the right to repurchase any or all of those unvested Shares at a price per share equal to the lower of (i) the exercise price paid per Share, or (ii) the Fair Market Value per Share at the time of repurchase. The terms upon which such repurchase right shall be exercisable by the Committee (including the period and procedure for exercise and the appropriate vesting schedule for the purchased Shares) shall be established by the Committee and set forth in the document evidencing such repurchase right.

Article 6
Stock Appreciation Rights

6.1.
Terms of Stock Appreciation Right. The term, base amount, vesting schedule, and other conditions and limitations applicable to each Stock Appreciation Right shall be as determined by the Committee and shall be stated in the Award Agreement.  Except as otherwise provided by the Committee, all Awards of Stock Appreciation Rights shall be settled in Shares issuable upon the exercise of the Stock Appreciation Right.

6.2.	Exercise of Stock Appreciation Right.

(a)
Procedure for Exercise. Any Stock Appreciation Right granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as set forth in the Award Agreement. A Stock Appreciation Right shall be deemed exercised when the Committee receives written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Appreciation Right.

(b)
Termination of Relationship as a Service Provider. Following a Participant’s Termination of Service, the Participant (or the Participant’s Beneficiary, in the case of Termination of Service due to death) may exercise his or her Stock Appreciation Right within such period of time as is specified in the Award Agreement to the extent that the Stock Appreciation Right is vested as of the Termination of Service. In the absence of a specified time in the Award Agreement, the Stock Appreciation Right shall remain exercisable for three months following the Participant’s Termination of Service for any reason other than Disability or death, and for 12 months after the Participant’s Termination of Service on account of Disability or death. However, if the Participant’s Termination of Service is for Cause, no portion of the Stock Appreciation Right may be exercised, and the Stock Appreciation Right will immediately expire upon the Termination of Service. If the Committee determines, subsequent to a Participant’s Termination of Service but before exercise of a Stock Appreciation Right, that either before or after the Participant’s Termination of Service that the Participant engaged in conduct that constitutes “Cause,” then the Participant’s right to exercise any Stock Appreciation Right is forfeited immediately.

(c)
Rights as a Stockholder. Shares subject to a Stock Appreciation Right shall be deemed issued, and the Participant shall be deemed the record holder of such Shares, on the date the Stock Appreciation Right is exercised. Until such date, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Stock Appreciation Right. If the Company effects a split of the Shares by means of a stock dividend and the exercise price of, and number of Shares subject to, a Stock Appreciation Right are adjusted as of the date of distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises such Stock Appreciation Right between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the Shares subject to the Stock Appreciation Right. No other adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued.

Article 7
Restricted Stock

7.1.
Terms of Restricted Stock. Subject to the provisions of the Plan, the Period of Restriction, the number of Shares granted, and other conditions and limitations applicable to each Award of Restricted Stock shall be as determined by the Committee and shall be stated in the Award Agreement. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

7.2.
Transferability. Except as provided in this Article 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.3.	Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

7.4.
Removal of Restrictions. Except as otherwise provided in this Article 7, and subject to Section 10.5 of the Plan, Shares of Restricted Stock covered by an Award of Restricted Stock made under the Plan shall be released from escrow, and shall become fully transferable, as soon as practicable after the Period of Restriction ends, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

7.5.
Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

7.6.
Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement.

(a)
If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions (and shall therefore be forfeitable to the same extent) as the Shares of Restricted Stock with respect to which they were paid.

(b)
If any such dividends or distributions are paid in cash, the Award Agreement may specify that the cash payments shall be subject to the same restrictions as the related Restricted Stock, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Shares of Restricted Stock vest or are forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other payments shall be unrestricted, in which case they shall be paid as soon as practicable after the dividend or distribution date. In no event shall any cash dividend or distribution be paid later than 2½ months after the Tax Year in which the dividend or distribution becomes non-forfeitable.

7.7.
Right of Repurchase of Restricted Stock. If, with respect to any Award of Restricted Stock, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Company shall have the right to repurchase forfeitable Shares of Restricted Stock from the Participant at their original issuance price (or to require forfeiture of such Shares if issued at no cost).

Article 8
Restricted Stock Units

8.1.
Terms of Restricted Stock Units. Subject to the provisions of the Plan, the Period of Restriction, number of underlying Shares, and other conditions and limitations applicable to each Award of Restricted Stock Units shall be as determined by the Committee and shall be stated in the Award Agreement.

8.2.
Settlement of Restricted Stock Units. Subject to Section 10.5 of the Plan, the number of Shares specified in the Award Agreement, or cash equal to the Fair Market Value of the underlying Shares specified in the Award Agreement, shall be delivered to the Participant as soon as practicable after the end of the applicable Period of Restriction, and in any event no later than 2½ months after the end of the Tax Year in which the Period of Restriction ends.

8.3.
Dividend and Other Distribution Equivalents. The Committee is authorized to grant to holders of Restricted Stock Units the right to receive payments equivalent to dividends or other distributions with respect to Shares underlying Awards of Restricted Stock Units. The Award Agreement may specify that the dividend equivalents or other distributions shall be subject to the same restrictions as the related Restricted Stock Units, in which case they shall be accumulated during the Period of Restriction and paid or forfeited when the related Restricted Stock Units are paid or forfeited. Alternatively, the Award Agreement may specify that the dividend equivalents or other distributions shall be unrestricted, in which case they shall be paid on the dividend or distribution payment date for the underlying Shares, or as soon as practicable thereafter. In no event shall any unrestricted dividend equivalent or other distribution be paid later than 2½ months after the Tax Year in which the record date for the dividend or distribution occurs.

8.4.	Deferral Election. Notwithstanding anything to the contrary in Sections 8.2 or 8.3, a Participant may elect in accordance with the terms of the Award Agreement and Section 409A of the Code to defer receipt of all or any portion of the Shares or other property otherwise issuable to the Participant pursuant to a Restricted Stock Unit Award to the extent permitted by the Committee.

8.5.
Forfeiture. If, with respect to any Award, (a) a Participant’s Termination of Service occurs before the end of the Period of Restriction, (b) any Performance Objectives are not achieved by the end of the period for measuring such Performance Objectives or (c) the Participant has engaged in conduct either before or after Termination of Service that constitutes Cause, then the Restricted Stock Units granted pursuant to such Award shall be forfeited and the Company (and any Affiliate) shall have no further obligation.

Article 9
Other Equity Based Awards

9.1.
Other Equity-Based Awards. The Committee shall have the right to grant other Awards based upon or payable in Shares having such terms and conditions as the Committee may determine, including deferred stock units, the grant of Shares upon the achievement of a Performance Objective and the grant of securities convertible into Shares.

Article 10
Additional Terms of Awards

10.1.
No Rights to Awards. No Service Provider shall have any claim to be granted any Award under the Plan, and the Company is not obligated to extend uniform treatment to Participants or Beneficiaries under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

10.2.
No Effect on Employment or Service. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company; nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws and any enforceable agreement between the Service Provider and the Company.

10.3.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

10.4.
Transferability of Awards. Unless otherwise determined by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Subject to the approval of the Committee in its sole discretion, Non-Qualified Options may be transferable to members of the immediate family of the Participant and to one or more trusts for the benefit of such family members, partnerships in which such family members are the only partners, or corporations in which such family members are the only stockholders. “Members of the immediate family” means the Participant’s spouse, children, stepchildren, grandchildren, parents, grandparents, siblings (including half brothers and sisters), and individuals who are family members by adoption. To the extent that any Award is transferable, such Award shall contain such additional terms and conditions as the Committee deems appropriate.

10.5.
Conditions On Delivery of Shares and Lapsing of Restrictions. The Company shall not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from Shares previously delivered under the Plan until (a) all conditions of the Award have been met or removed to the satisfaction of the Committee, (b)subject to approval of the Company’s counsel, all other legal matters (including any Applicable Laws) in connection with the issuance and delivery of such Shares have been satisfied, and (c) the Participant has executed and delivered to the Company such representations or agreements as the Committee may consider appropriate to satisfy the requirements of Applicable Laws.

10.6.
Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance or sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

10.7.	Withholding.

(a)
Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to the grant, exercise, vesting, or settlement of an Award, the Company shall have the power and the right to deduct or withhold, or to require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes (including the Participant’s FICA obligation) that the Company determines is required to be withheld to comply with Applicable Laws. The Participant or Beneficiary shall remain responsible at all times for paying any federal, state, and local income or employment tax due with respect to any Award, and the Company shall not be liable for any interest or penalty that a Participant or Beneficiary incurs by failing to make timely payments of tax.

(b)
Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant or Beneficiary to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable Shares, or (ii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required by Applicable Law to be withheld. The Fair Market Value of the Shares to be withheld or delivered, or with respect to which restrictions are removed, shall be determined as of the date that the taxes are required to be withheld.

10.8.
Other Provisions in Award Agreements. In addition to the provisions described in the Plan, any Award Agreement may include such other provisions (whether or not applicable to the Award of any other Participant) as the Committee determines appropriate, including restrictions on resale or other disposition, provisions for the acceleration of vesting and/or exercisability of Awards upon a Change of Control of the Company and provisions to comply with Applicable Laws. Without limiting any other express authority of the Committee under (but subject to) the express limits of the Plan, the Committee may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion had imposed, without the Participant’s consent, and may make other changes to the terms and conditions of Awards. Notwithstanding the foregoing, the Committee shall not adjust or change previously imposed terms and conditions for an Option or a Stock Appreciation Right in such a manner as would constitute a repricing of the exercise price or base amount of any Option or Stock Appreciation Right without stockholder approval except as contemplated in Section 2.3 (with respect to a stock split, merger, acquisition, spin-off or any other similar, unusual or extraordinary corporate transaction or event in respect of the shares as described therein).

10.9.
Section 16 of the Exchange Act. It is the intent of the Company that Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the Awards, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. The Company shall have no liability to any Participant or other person for Section 16 consequences of Awards or events in connection with Awards if an Award or related event does not so qualify.

10.10.
Not Benefit Plan Compensation. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s compensation for purposes of determining the Participant’s benefits under any other employee benefit plans or arrangements provided by the Company or an Affiliate, except where the Committee expressly provides otherwise in writing.

Article 11
Term, Amendment, and Termination of Plan

11.1.	Term of Plan. The Plan shall become effective on the Effective Date.

11.2.
Termination. The Plan shall terminate upon the earliest to occur of (i) April 28, 2016; (ii) the date on which all Shares available for issuance under the Plan have been issued as fully vested Shares; or (iii) the date determined by the Board pursuant to its authority under Section 11.3 of the Plan.

11.3.
Amendment. The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, without the consent of the Participants or Beneficiaries. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

11.4.
Effect of Amendment or Termination. Except as provided in Section 11.5 of the Plan, no amendment, alteration, suspension, or termination of the Plan shall impair the rights of any Participant or Beneficiary under an outstanding Award, unless required to comply with an Applicable Law or mutually agreed otherwise between the Participant and the Committee; any such agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

11.5.
Adjustments of Awards Upon the Occurrence of Unusual or Nonrecurring Events. The Committee may, in its sole discretion (but subject to the limitations and conditions expressly stated in the Plan, such as the limitations on adjustment of Performance Objectives), adjust the terms and conditions of Awards during the pendency or in recognition of (a) unusual or nonrecurring events affecting the Company or an Affiliate (such as a capital adjustment, reorganization, or merger) or the financial statements of the Company or an Affiliate, or (b) any changes in Applicable Laws or accounting principles. By way of example, the power to adjust Awards shall include the power to suspend the exercise of any Option or Stock Appreciation Right.

Article 12
Miscellaneous

12.1.
Authorization of Sub-Plans. The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities, and/or tax laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations as the Committee deems necessary or desirable, and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable.

All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

12.2.
Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under any state’s applicable principles of conflicts of laws.

12.3.
Committee Manner of Action. Unless otherwise provided in the bylaws of the Company or the charter of the Committee: (a) a majority of the members of a Committee shall constitute a quorum, and (b)the vote of a majority of the members present who are qualified to act on a question assuming the presence of a quorum or the unanimous written consent of the members of the Committee shall constitute action by the Committee. The Committee may delegate the performance of ministerial functions in connection with the Plan to such person or persons as the Committee may select.
Governing Law.

12.4.	Expenses. The costs of administering the Plan shall be paid by the Company.

12.5.
Severability. If any provision of the Plan or any Award Agreement is determined by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, such provision shall be construed or deemed to be amended to resolve the applicable infirmity, unless the Committee determines that it cannot be so construed or deemed amended without materially altering the Plan or the Award, in which case such provision shall be stricken as to such jurisdiction, person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.6.
Construction. Unless the contrary is clearly indicated by the context, (a) the use of the masculine gender shall also include within its meaning the feminine and vice versa; (b)  the use of the singular shall also include within its meaning the plural and vice versa; and (c)the word “include” shall mean to include, but not to be limited to.

12.7.
No Trust or Fund Created. Neither the Plan nor any Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company (or an Affiliate) and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company (or an Affiliate) pursuant to an Award, such right shall be no more secure than the right of any unsecured general creditor of the Company (or the Affiliate, as applicable).

12.8.
Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

12.9.	Complete Statement of Plan. This document is a complete statement of the Plan.

Appendix

As used in the Plan, the following terms shall have the following meanings:

•	2001 Plan” means the ARIAD Pharmaceuticals, Inc. 2001 Stock Plan, as Amended and Restated (Effective September 27, 2005).

•
“Affiliate” means an entity in which the Company has a direct or indirect equity interest, whether now or hereafter existing; provided however, that with respect to an Incentive Stock Option, an Affiliate means a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code) with respect to the Company, whether now or hereafter existing.

•
“Applicable Laws” means the requirements relating to, connected with, or otherwise implicated by the administration of long-term incentive plans under applicable state corporation laws, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

•	“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or other equity-based awards.

•
“Award Agreement” means a written agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement shall be subject to the terms and conditions of the Plan.

•
Beneficiary” means the personal representative of the Participant’s estate or the person(s) to whom an Award is transferred pursuant to the Participant’s will or in accordance with the laws of descent or distribution.

•	Board” means the board of directors of the Company.

•
Cause”, as used in connection with the termination of a Participant’s services, means (1) with respect to any Participant employed under a written employment agreement with the Company which agreement includes a definition of “cause,” “cause” as defined in that agreement or, if that agreement contains no such definition, a material breach by the Participant of that agreement, or (2) with respect to any other Participant, any of the following:

(a)
the failure of the Participant to perform any of his or her material duties to the Company, including, without limitation, breach of the Company’s code of ethics, conflict of interest or employment policies;

(b)
the Participant’s conviction (including any pleas of guilty or nolo contendre) of any felony or other crime that the Committee reasonably determines adversely impacts the Participant’s ability to continue performing services with the Company;

(c)
any act or omission to act by the Participant (other than the Participant’s resignation or retirement) which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company or impairing the Participant’s ability to perform services for the Company;

(d)	acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company;

(e)	violation of any law or administrative regulation related to the Company’s business and use of the Company’s facilities or premises to conduct unlawful or unauthorized activities or transactions and

(f)	conduct that could result in publicity reflecting unfavorably on the Company in a material way;

(g)	the Participant’s improper use of the Company’s confidential or proprietary information; or

(h)
a breach of the terms of any employment agreement, confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company , after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.

The Committee shall determine whether conduct constituting “Cause” has occurred for purposes of the Plan. For purposes of this definition, the term “Company” includes any Affiliate of the Company and “Cause” is not limited to events that have occurred before a Participant’s Termination of Service, nor is it necessary that the Committee’s finding of “Cause” occur prior to Termination of Service.

•	Change of Control” means the occurrence of any of the following events:

(a)
Any corporation, person or other entity makes a tender or exchange offer for Shares pursuant to which such corporation, person or other entity acquires more than 50% of the issued and outstanding Shares;

(b)
The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of the Company’s assets; or

(c)
Any person within the meaning of Section 3(a)(9) or Section 13(d) of the Exchange Act acquires more than 50% of the combined voting power of Company’s issued and outstanding voting securities entitled to vote in the election of the Board.

•
Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any regulations or other guidance of general applicability promulgated under such section, and shall further be a reference to any successor or amended section of such section of the Code that is so referred to and any regulations thereunder.

•	Committee” means the Compensation Committee of the Board.

•	Company” means ARIAD Pharmaceuticals, Inc., a Delaware corporation, or any successor thereto.

•
Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render services (other than in connection with the offer or sale of securities in a capital raising transaction or to promote or maintain a market for securities) to such entity.

•	Director” means a member of the Board.

•
Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code. The Committee shall determine both whether Disability has occurred and the date of its occurrence. If requested, a Participant shall be examined by a physician selected or approved by the Committee.

•
Effective Date” means April 28, 2006; provided that the Plan and any Awards granted hereunder shall be null and void if the Plan is not approved by the Company’s stockholders before any compensation under the Plan is paid.

•
Employee” means any person who is an employee, as defined in Section 3401(c) of the Code, of the Company or any Affiliate or any other entity the employees of which are permitted to receive Incentive Stock Options under the Code. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

•	Exchange Act” means the Securities Exchange Act of 1934, as amended.

•	Executive Officer” means an individual who is an “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or a “covered employee” under Section 162(m) of the Code.

•
Fair Market Value” means, with respect to Shares as of any date (except in the case of a cashless exercise pursuant to Section 5.4(c)) the closing sale price per share of such Shares (or the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Committee deems reliable.

•	Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

•	Non-Qualified Option” means an Option not intended to qualify as an Incentive Stock Option.

•	Option” means an option to purchase Shares that is granted pursuant to Article 5 of the Plan. An Option may be an Incentive Stock Option or a Non-Qualified Option.

•	Participant” means the holder of an outstanding Award granted under the Plan.

•	Performance Objective” means a performance objective or goal that must be achieved before an Award, or a feature of an Award, becomes non-forfeitable, as described in Section 4.3 of the Plan.

•
Period of Restriction” means the period during which Restricted Stock, the remuneration underlying Restricted Stock Units, or any other feature of an Award is subject to a substantial risk of forfeiture. A Period of Restriction shall be deemed to end when the applicable Award ceases to be subject to a substantial risk of forfeiture.

•	Plan” means this 2006 Long-Term Incentive Plan.

•
Repricing” means (a) reducing the exercise price or base amount of an Option or Stock Appreciation Right after it is granted, (b) taking any action that is treated as a “repricing” under generally accepted accounting principles, (c) canceling an Option or a Stock Appreciation Right at a time when its exercise price or base amount exceeds the Fair Market Value of a Share (each, an “Underwater Award”), in exchange for another Option, Stock Appreciation Right, Restricted Stock or other Award, or (d) repurchasing an Option or Stock Appreciation Right that is an Underwater Award.

•	Restricted Stock” means Shares that, during a Period of Restriction, are subject to restrictions as described in Article 7 of the Plan.

•	Restricted Stock Unit” means an Award that entitles the recipient to receive Shares or cash after a Period of Restriction, as described in Article 8 of the Plan.

•	Service Provider” means an Employee, Director, or Consultant.

•	Share” means a share of the Company’s common stock, $.001 par value per share.

•
Stock Appreciation Right” means an Award that entitles the recipient to receive, upon exercise, the excess of (i) the Fair Market Value of a Share on the date the Award is exercised, over (ii) a base amount specified by the Committee which shall not be less than the Fair Market Value of a Share on the date the Award is granted, as described in Article 6 of the Plan.

•	Tax Year” means the Company’s taxable year. If an Award is granted by an Affiliate, such Affiliate’s taxable year shall apply instead of the Company’s taxable year.

•
Termination of Service” means the date an individual ceases to be a Service Provider in any capacity. Awards under the Plan shall not be affected by the change of a Participant’s status with in or among the Company and any Affiliates, so long as the Participant remains a Service Provider. Unless the Committee or a Company policy provides otherwise, a leave of absence authorized by the Company or the Committee (including sick leave or military leave) from which return to service is not guaranteed by statute or contract shall be characterized as a Termination of Service if the individual does not return to service within three months; such Termination of Service shall be effective as of the first day that is more than three months after the beginning of the period of leave. If the ability to return to service upon the expiration of such leave is guaranteed by statute or contract, but the individual does not return, the leave shall be characterized as a Termination of Service as of a date established by the Committee or Company policy. For purposes of the Plan and any Award hereunder, if an entity ceases to be an Affiliate, Termination of Service shall be deemed to have occurred with respect to each Participant in respect of such Affiliate who does not continue as a Service Provider in respect of the Company or another Affiliate after such giving effect to such Affiliate’s change in status.

APPENDIX B

Amended and Restated
ARIAD Pharmaceuticals, Inc.
1997 Employee Stock Purchase Plan
(as amended on April 24, 2009)

WHEREAS, ARIAD Pharmaceuticals, Inc. (the “Company”) established the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan effective January 1, 1997 with 500,000 shares of Common Stock (as defined below) available for sale under such plan;

WHEREAS, the stockholders of the Company approved an increase in the number of shares of Common Stock available for issuance under the ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan of 500,000 shares at the annual meeting of stockholders of the Company held on June 12, 2008 (the “Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan”);

WHEREAS, only 269,110 shares of Common Stock remained available for sale under the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan as of April 24, 2009;

WHEREAS, the Internal Revenue Service has issued final regulations interpreting Section 423 of the Code (as defined below);

WHEREAS, the Company proposes to increase the number of shares of Common Stock available for sale by and additional 750,000 shares and to amend and restate this plan as the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan (as so amended and restated, the “Plan”), subject to stockholder approval;

NOW THEREFORE, the Plan is amended effective as of July 1, 2009, subject to stockholder approval, as follows.

1.
Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.	Definitions.

a)	“Board” shall mean the Board of Directors of the Company, or a committee of the Board of Directors named by the Board to administer the Plan.

b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

c)	“Common Stock” shall mean the common stock, $0.001 par value, of the Company.

d)	“Company” shall mean ARIAD Pharmaceuticals, Inc., a Delaware corporation.

e)	“Compensation” shall mean all taxable compensation that is paid on an hourly, daily, weekly or monthly basis in cash (including overtime) and cash bonuses.

f)
“Continuous Status as an Employee” shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

g)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

h)
“Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.  As of July 1, 2009, there are no Designated Subsidiaries.

i)
“Employee” shall mean any person, including an officer, who is customarily employed for at least 20 hours per week and more than five months in a calendar year by the Company or one of its Designated Subsidiaries.

j)	“Exercise Date” shall mean the last day of each Offering Period of the Plan.

k)
“Offering Date” shall mean the first business day of each Offering Period of the Plan, except that in the case of an individual who becomes an eligible Employee after the first business day of an Offering Period but on or prior to the first business day of the last calendar quarter of such Offering Period, the term “Offering Date” shall mean the first business day of the calendar quarter coinciding with or next succeeding the day on which that individual becomes an eligible Employee.

l)	“Offering Period” shall mean a period of three months.

m)
“Plan” shall mean this Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan effective as of July 1, 2009.  Matters with respect to periods prior to July 1, 2009 shall be as determined under the Amended and Restated ARIAD Pharmaceuticals, Inc. 1997 Employee Stock Purchase Plan as in effect prior to such date.

n)
“Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.	Eligibility.

a)
Any person who has been continuously employed as an Employee for three (3) months as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, provided that such person was not eligible to participate in such Offering Period as of any prior Offering Date, and further, subject to the requirements of paragraph 5(a) and the limitations imposed by Section 423(b) of the Code.  No non-employee director or independent contractor may participate in the Plan.

b)
Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary corporation (as determined under Section 424(e) and (f) of the Code), or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and any parent or subsidiary corporation (as determined under Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.  Any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy this paragraph (b) and Treas. Reg. § 1.423-2(d).

4.
Offering Periods.  The Plan shall be implemented by a series of Offering Periods, with a new Offering Period commencing on July 1, October 1, January 1 and April 1 of each year (or at such other time or times as may be determined by the Board).  The Plan shall continue until terminated in accordance with paragraph 19 hereof. The Board shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval.  In addition, Employees shall not be entitled to enroll in the Plan or exercise any options granted under the Plan during any period in which the Company has restricted the purchase or sale of its securities by its Employees.

5.	Participation.

a)
An eligible Employee may become a participant in the Plan by completing an enrollment form provided by the Company and filing it with the Company in such form as approved by the Board prior to the applicable Offering Date, unless a later time for filing the enrollment form is set by the Board for all eligible Employees with respect to a given Offering Period.  The enrollment form shall set forth the percentage of the participant’s Compensation (which shall be not less than 1% and not more than 10%) to be paid as Contributions pursuant to the Plan.

b)
Payroll deductions shall commence on the first payroll that ends after the Offering Date and shall end on the last payroll paid on or prior to the Exercise Date of the Offering Period(s) to which the enrollment form is applicable, unless sooner terminated by the participant as provided in paragraph 10.

6.	Method of Payment of Contributions.

a)
The participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not less than 1% and not more than 10% of such participant’s Compensation on each such payday; provided that the aggregate of such payroll deductions during the Offering Period shall not exceed 10% of the participant’s aggregate Compensation during said Offering Period.  All payroll deductions made by a participant shall be credited to his or her account under the Plan.  A participant may not make any additional payments into such account.

b)
A participant may discontinue his or her participation in the Plan as provided in paragraph 10, or on one occasion only during an Offering Period, may decrease, but may not increase, the rate of his or her Contributions during the Offering Period by completing and filing with the Company a new enrollment form within the ten day period immediately preceding the end of the then Offering Period.  The change in rate shall be effective as of the beginning of the calendar quarter following the date of the filing of the new enrollment form.

c)
Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and paragraph 3(b) herein, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year so that the aggregate amount of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equals $21,250.  Payroll deductions shall recommence at the rate provided in such participant’s enrollment form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in paragraph 10.

7.	Grant of Option.

a)
On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period a number of shares of the Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the lower of (i) 85% of the fair market value of a share of Common Stock on the Offering Date, or (ii) 85% or the fair market value of a share of the Common Stock on the Exercise Date; provided however, that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof.  The fair market value of a share of the Common Stock shall be determined as provided in paragraph 7(b) herein.

b)
The option price per share of the shares offered in a given Offering Period shall be the lower of (i) 85% of the fair market value of a share of the Common Stock on the Offering Date, or (ii) 85% of the fair market value of a share of the Common Stock on the Exercise Date.  The fair market value of the Common Stock on a given date shall be the closing sale price per share of a share of the Common Stock on such date (or, the closing bid, if no sales were reported) as reported in The Wall Street Journal or, if not reported therein, such other source as the Board deems reliable.

8.
Exercise of Option. Unless a participant withdraws from the Plan as provided in paragraph 10, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price under paragraph 7(b) with the accumulated Contributions in his or her account.  If a fractional number of shares results, then such number shall be rounded down to the next whole number and any unapplied cash shall be carried forward to the next Exercise Date, unless the participant requests a cash payment.  The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.
Delivery. Upon the written request of a participant, certificates representing the shares purchased upon exercise of an option will be issued as promptly as practicable after the Exercise Date of each Offering Period to participants who wish to hold their shares in certificate form.  Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares at the termination of each Offering Period shall be carried forward to the next Exercise Date unless the participant requests a cash payment.

10.	Withdrawal; Termination of Employment.

a)
A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to the Exercise Date of an Offering Period by giving written notice to the Company.  All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of shares will be made during the Offering Period.

b)
Upon termination of the participant’s Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under paragraph 14, and his or her option will be automatically terminated.

c)
In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least 20 hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

d)
A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11.	Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12.	Stock.

a)
As of July 1, 2009 the maximum number of shares of Common Stock available for sale under the Plan shall be 750,000 shares plus any share reserve under the Plan immediately after completion of the Offering Period ending June 30, 2009, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18.  If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.  Any amounts remaining in an Employee’s account not applied to the purchase of stock pursuant to this paragraph 12 shall be refunded on or promptly after the Exercise Date.  In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

b)	The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

13.
Administration.  The Board shall administer the Plan.  Subject to the provisions of the Plan and applicable law, the Board shall have the authority in its discretion: (a) to determine the fair market value; (b) to construe and interpret the terms of the Plan; (c) to correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry out the purposes of the Plan; (d) to prescribe, amend, and rescind rules and regulations relating to the Plan; and (e) to make all other determinations and take all other action described in the Plan or as the Board otherwise deems necessary or advisable for administering the Plan and effectuating its purposes.

14.	Designation of Beneficiary.

a)
A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of the Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of the Offering Period.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

b)
Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.
Transferability.  Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

16.
Use of Funds.  All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17.
Reports.  Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18.
Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”).  If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in paragraph 10.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.
Amendment or Termination.  The Board of Directors of the Company may at any time terminate or amend the Plan; except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.  Subject to paragraph 18, no action taken under this paragraph may adversely affect the rights of any participant to any then outstanding options.

20.
Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.
Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.
Right to Terminate Employment.  Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Employee or other optionee the right to continue in the employment of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment of such Employee or other optionee.

23.
Rights as a Stockholder.  Neither the granting of an option nor a deduction from payroll shall constitute an Employee the owner of Shares covered by an option.  No optionee shall have any right as a stockholder unless and until an option has been exercised, and the Shares underlying the option have been registered in the Company’s share register.

24.	Term of Plan. The Plan, as amended and restated, shall be effective July 1, 2009 and shall continue in effect until March 10, 2017 unless sooner terminated under paragraph 19.

25.
Notification Upon Sale of Shares.  Each participant agrees, by enrolling in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the option pursuant to which such shares were purchased.

26.
Issuance of Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares of Common Stock held in the treasury of the Company, or from any other proper source.

27.	Applicable Law. This Plan shall be governed in accordance with the laws of Delaware.

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ARIAD PHARMACEUTICALS, INC.
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ARIAD PHARMACEUTICALS, INC. Summary of Proposals to be Voted Upon By Stockholders	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Proposal 1. Election of Two Class 3 Directors to Hold Office Until the 2012 Annual Meeting	[ ]	[ ]	[ ]
Our Board of Directors is divided into three classes of directors. This year, two current Class 3 directors have been nominated  to serve until the 2012 Annual Meeting and until their successors have been duly elected and qualified. Nominated directors include:

1)   Harvey J. Berger, M.D., our Chairman  and Chief Executive Officer, who has served on our Board of Directors since April 1991.
2)   Wayne Wilson, who has served on our Board of Directors since October  2008.
The Board of Directors recommends   that stockholders   vote "FOR" Proposal 1.

Proposal  2.   Approval   of an Amendment    to the ARIAD Pharmaceuticals,   Inc. 2006 Long-Term  Incentive  Plan.
Approval of an amendment  to the 2006 Long-Term Incentive Plan to reserve an additional 7,000,000  shares of common  stock for issuance under the plan and to remove the limitation on the number  of full-value awards issuable under the plan will enable us to continue  to attract  and retain talented  employees, directors and consultants,  and to achieve strong performance  in the future.
The Board of Directors recommends   that stockholders   vote "FOR" Proposal  2.
				For [ ]	Against [ ]	Abstain [ ]

Proposal  3.   Approval   of an Amendment    to the Amended   and Restated   ARIAD Pharmaceuticals,   Inc. 1997 Employee   Stock Purchase  Plan.
Approval of an amendment  to the Amended  and Restated 1997 Employee Stock Purchase Plan to reserve an additional 750,000  shares of our common  stock under  the plan will enable  us to continue  to provide employees  with the opportunity  to purchase  shares of our common  stock through  payroll deduction, assisting us to attract  and  retain  talented  employees.
The Board of Directors recommends   that stockholders   vote "FOR" Proposal  3.
				[ ]	[ ]	[ ]

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm.
The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the year ending December 31, 2009. The Board of Directors has ratified this selection. Deloitte & Touche LLP has
served as our independent registered public accounting firm since 1991.				[ ]	[ ]	[ ]
The Board of Directors recommends that stockholders vote "FOR" Proposal 4.

For address changes and/or comments, please check this box and write them on the back where indicated.	[ ]

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding  the Availability  of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement,  Annual Report and Shareholder  Letter are available at www.proxyvote.com.

M14313 - P78764

ARIAD PHARMACEUTICALS, INC.

26 Landsdowne Street
Cambridge, Massachusetts 02139

ANNUAL MEETING OF STOCKHOLDERS — JUNE 19, 2009

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Harvey J. Berger, M.D. and Raymond T. Keane, Esq., or either of them, as Proxies, with full power of substitution of each, to vote for and on behalf of the undersigned at the 2009 Annual Meeting of Stockholders of ARIAD Pharmaceuticals, Inc. to be held at the Company's offices at 26 Landsdowne Street, Cambridge, Massachusetts 02139 on Friday, June 19, 2009 at 10:00 a.m., Eastern Daylight Time, and at any adjournment or postponement thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting of Stockholders, receipt of which is hereby acknowledged, and to vote on the matters set forth on the reverse side hereof, as specified by the undersigned.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the reverse side.  Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears,  a majority must sign. If a corporation,  this signature  should be that  of an authorized  officer who should state  his or her title.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on the reverse side)